UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A INFORMATION

Proxy Statement Pursuant to Section 14(a) of the

Securities Exchange Act of 1934

(Amendment No.  )

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☐         Preliminary Proxy Statement

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☒         Definitive Proxy Statement

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☐         Soliciting Material under § 240.14a‑12

AYTU BIOPHARMA, INC.
(Name of Registrant as Specified In Its Charter)
(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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☐         Fee computed on table in exhibit required by Item 25(b) per Exchange Act Rules 14a‑6(i)(1) and 0‑11

AYTU BIOPHARMA, INC.
7900 East Union Avenue, Suite 920
Denver, Colorado 80237

NOTICE OF ANNUAL MEETING OF STOCKHOLDERS
TO BE HELD DECEMBER 10, 2026

To the Stockholders of Aytu BioPharma, Inc.:

You are cordially invited to attend the 2027 annual meeting of stockholders of Aytu BioPharma, Inc. (the “Annual Meeting”) to be held in person on December 10, 2026, at 10:00 a.m. Mountain time at the office of Aytu BioPharma, Inc., 7900 East Union Avenue, Suite 920, Denver, Colorado 80237 for the following purposes:

1.	To elect five directors named in the proxy statement to serve until the next annual meeting of stockholders or until their successors are duly elected and qualified;

2.

To approve Amendment No. 2 to the Aytu BioPharma, Inc. 2023 Equity Incentive Plan (the “2023 Equity Incentive Plan”) to increase the number of shares reserved for issuance under the 2023 Equity Incentive Plan by 500,000 shares to bring the total number of shares reserved for issuance under the 2023 Equity Incentive Plan to 1,000,000 shares, not including unissued shares from available awards under prior plans or any returned shares;

3.	To approve the Aytu BioPharma, Inc. 2027 Employee Stock Purchase Plan;

4.	To ratify the appointment of Grant Thornton LLP (“Grant Thornton”) as our independent registered public accounting firm for the fiscal year ending June 30, 2027;

5.	To hold an advisory vote on executive compensation; and

6.	To act upon such other matters as may properly come before the Annual Meeting or any adjournment or postponement thereof.

These matters are more fully described in the proxy statement accompanying this notice.

Our board of directors (the “Board” or the “Board of Directors”) has fixed the close of business on October 13, 2026, as the record date for the determination of stockholders entitled to notice of and to vote at the Annual Meeting, or any adjournment thereof. A list of stockholders eligible to vote at the Annual Meeting will be available for review during our regular business hours at our principal offices in Denver, Colorado for 10 days prior to the Annual Meeting.

To assure your representation at the Annual Meeting, you are urged to vote by proxy by following the instructions contained in the proxy statement. You may revoke your proxy or change your vote for shares of our common stock you hold directly in your name through our transfer agent, Broadridge Corporate Issuer Solutions, by (i) signing another proxy card with a later date and delivering it to our Corporate Secretary at 7900 East Union Avenue, Suite 920, Denver, Colorado 80237 before the date of the Annual Meeting, (ii) submitting revised votes over the Internet or by telephone by 11:59 p.m. Eastern time on December 9, 2026, or (iii) attending the Annual Meeting and voting your shares of our common stock in person at our Annual Meeting. If your shares of common stock are held in the name of a bank, broker, or other nominee holder of record, please follow the instructions on the voting instruction form furnished to you by such record holder.

Denver, Colorado
Dated: October 22, 2026
By Order of the Board of Directors
/s/ John A. Donofrio, Jr.
John A. Donofrio, Jr.
Chairman of the Board of Directors

AYTU BIOPHARMA, INC.

7900 East Union Avenue, Suite 920

Denver, Colorado 80237

PROXY STATEMENT

DATED OCTOBER 22, 2026

ANNUAL MEETING OF STOCKHOLDERS

TO BE HELD ON THURSDAY, DECEMBER 10, 2026

This proxy statement has been prepared by the management of Aytu BioPharma, Inc. “We,” “our,” “Aytu,” and the “Company” each refers to Aytu BioPharma, Inc. and its wholly owned subsidiaries. The enclosed proxy is solicited by the board of directors (the “Board” or the “Board of Directors”) of the Company for use at the 2027 annual meeting of stockholders of the Company (the “Annual Meeting”) and at any postponement or adjournment thereof.

In accordance with the rules of the United States Securities and Exchange Commission (“SEC”), instead of mailing a printed copy of our proxy materials to each stockholder of record, we are furnishing a Notice of Internet Availability of Proxy Materials (the “Notice of Internet Availability”) and providing Internet access to our proxy materials, including the notice, this proxy statement, our annual report to stockholders, including financial statements, and a proxy card for the Annual Meeting, which will save printing costs and benefit the environment. These materials will first be available on the Internet on or about October 22, 2026. If you are a stockholder of record or a beneficial owner as of the record date of October 13, 2026, we will mail a Notice of Internet Availability on or about October 22, 2026. This proxy statement and the Notice of Internet Availability contain instructions for accessing and reviewing our proxy materials on the Internet and for voting by proxy over the Internet. If you prefer to receive printed copies of our proxy materials, the Notice of Internet Availability contains instructions on how to request the materials by mail. You will not receive printed copies of the proxy materials unless you request them. If you elect to receive the materials by mail, you may also vote by proxy on the proxy card or voter instruction card that you will receive in response to your request.

GENERAL INFORMATION ABOUT SOLICITATION, VOTING AND ATTENDING

Who Can Vote

You are entitled to attend the Annual Meeting and vote your common stock if you held shares as of the close of business on October 13, 2026. As of October 13, 2026, there were 10,868,208 shares of common stock outstanding and entitled to vote.

Counting Votes

Consistent with state law and our bylaws, the presence, in person or by proxy, of at least one-third (33.3%) of the outstanding shares of our common stock entitled to vote at the Annual Meeting will constitute a quorum for purposes of voting on a particular matter at the Annual Meeting. Once a share is represented for any purpose at the Annual Meeting, it is deemed present for quorum purposes for the remainder of the Annual Meeting and any adjournment thereof, unless a new record date is set for the adjournment. Shares held of record by stockholders or their nominees who do not vote by proxy or attend the Annual Meeting in person will not be considered present or represented and will not be counted in determining the presence of a quorum. Signed proxies that withhold authority or reflect abstentions and “broker non-votes” will be counted for purposes of determining whether a quorum is present. When a broker, bank or other nominee has discretion to vote on one or more proposals at the Annual Meeting but does not have discretion to vote on other matters at the Annual Meeting, the broker, bank or other nominee will inform the inspector of election that it does not have the authority to vote on the “non-discretionary” matters with respect to shares held for beneficial owners who did not provide voting instructions with respect to the “non-discretionary” matters. This situation is commonly referred to as a “broker non-vote.” Broker non-votes will be counted for purposes of establishing a quorum to conduct business at the Annual Meeting, but not for determining the number of shares voted FOR, AGAINST, or ABSTAIN with respect to any matters.

Assuming the presence of a quorum at the Annual Meeting:

1.

The election of directors will be determined by a plurality of the votes cast at the Annual Meeting. This means that the five nominees receiving the highest number of “FOR” votes will be elected as directors. Abstentions and broker non-votes, if any, are not treated as votes cast, and therefore will have no effect on this proposal.

2.

Approval of Amendment No. 2 to the 2023 Equity Incentive Plan requires the affirmative vote of a majority of the votes cast at the Annual Meeting. Abstentions and broker non-votes, if any, are not treated as votes cast, and therefore will have no effect on this proposal.

3.

Approval of the Aytu BioPharma, Inc. 2027 Employee Stock Purchase Plan requires the affirmative vote of a majority of the votes cast at the Annual Meeting. Abstentions and broker non-votes, if any, are not treated as votes cast, and therefore will have no effect on this proposal.

4.

The ratification of the appointment of our independent registered public accounting firm requires the affirmative vote of a majority of the votes cast at the Annual Meeting. Abstentions and broker non-votes, if any, are not treated as votes cast, and therefore will have no effect on this proposal.

5.

The advisory vote on executive compensation will be decided by the affirmative vote of a majority of the votes cast at the Annual Meeting. Abstentions and broker non-votes, if any, are not treated as votes cast, and therefore will have no effect on this proposal. However, the stockholder vote on this matter will not be binding on the Company or the Board of Directors and will not be construed as overruling or determining any decision by the Board on executive compensation.

We strongly encourage you to vote your shares promptly. This action ensures that your shares will be voted in accordance with your wishes at the Annual Meeting.

QUESTIONS AND ANSWERS ABOUT THE ANNUAL MEETING

Q:	Who may vote at the Annual Meeting?

A:

Our Board of Directors has set October 13, 2026, as the record date for the Annual Meeting. If you owned shares of our common stock at the close of business on October 13, 2026, you may attend and vote at the Annual Meeting. Each stockholder is entitled to one vote for each share of common stock held on all matters to be voted on. As of October 13, 2026, there were 10,868,208 shares of our common stock outstanding and entitled to vote at the Annual Meeting.

Q:	What is the difference between holding shares as a stockholder of record and as a beneficial owner?

A:

If your shares are registered directly in your name with our transfer agent, Broadridge Corporate Issuer Solutions, you are considered, with respect to those shares, a “stockholder of record.” If you are a stockholder of record, you have the right to vote in person at the Annual Meeting.

If your shares are held in a stock brokerage account or by a bank or other holder of record, you are considered the “beneficial owner” of shares held in “street name.” In that case, these proxy materials have been forwarded to you by your broker, bank or other holder of record who is considered, with respect to those shares, the stockholder of record. As the beneficial owner, you have the right to direct your broker, bank or other holder of record on how to vote your shares by using the voting instruction card included in the Notice of Internet Availability.

Q:	What is the quorum requirement for the Annual Meeting?

A:

One-third (33.3%) of our outstanding shares of common stock entitled to vote as of the record date must be present at the Annual Meeting in order for us to hold the Annual Meeting and conduct business. This is called a quorum. Your shares will be counted as present at the Annual Meeting if you:

●	are present and entitled to vote in person at the Annual Meeting; or

●	have properly submitted a proxy card or voter instruction card in advance of or at the Annual Meeting.

If you are present in person or by proxy at the Annual Meeting, but abstain from voting on any or all proposals, your shares are still counted as present and entitled to vote. Each proposal listed in this proxy statement identifies the votes needed to approve or ratify the proposed action.

Q:	What proposals will be voted on at the Annual Meeting?

A:	The five proposals to be voted on at the Annual Meeting are as follows:

1.	To elect five directors named in the proxy statement to serve until the next annual meeting of stockholders or until their successors are duly elected and qualified;

2.	To approve Amendment No. 2 to the 2023 Equity Incentive Plan;

3.	To approve the Aytu BioPharma, Inc. 2027 Employee Stock Purchase Plan;

4.	To ratify the appointment of Grant Thornton as our independent registered public accounting firm for the fiscal year ending June 30, 2027; and

5.	To hold an advisory vote on executive compensation.

We will also consider any other business that properly comes before the Annual Meeting. As of the record date, we are not aware of any other matters to be submitted for consideration at the Annual Meeting. If any other matters are properly brought before the Annual Meeting, the persons named in the proxy card or voter instruction card will vote the shares they represent using their best judgment.

Q:	How can you attend the Annual Meeting?

A:

We are hosting the Annual Meeting in person at our office at 7900 East Union Avenue, Suite 920, Denver, Colorado 80237. If you are a stockholder of record, you may vote your shares in person at the Annual Meeting. Stockholders may only participate in person and must pre-register. In order to attend the in-person Annual Meeting, you will need to pre-register by 11:59 p.m. Eastern time on December 9, 2026. To pre-register for the Annual Meeting, please follow these instructions: If your shares are registered in your name with our transfer agent and you wish to attend the Annual Meeting, please go to www.proxyvote.com, enter the control number you received on your proxy card to access the voting page, then click the “Attend the Meeting” link at the top of the page.

●

If you do not have your proxy card, you may pre-register to attend the Annual Meeting by emailing us (Investors@aytubio.com) your proof of ownership of shares of our common stock as of October 13, 2026. After pre-registering, and upon verification of your ownership, you will receive a confirmation email prior to the Annual Meeting with instructions for attending the Annual Meeting in person.

●

If your shares are not registered in your name with our transfer agent, but you are a beneficial owner and your shares are held by a broker, bank, financial institution or other nominee of record in “street name” as of October 13, 2026, you may pre-register to attend the Annual Meeting by emailing us (Investors@aytubio.com) and attaching evidence that you beneficially owned shares of our common stock as of October 13, 2026, which evidence may consist of a copy of the voting instruction form provided by your broker, bank, financial institution or other nominee of record, an account statement, or a letter or legal proxy from such custodian. After pre-registering, and upon verification of your ownership, you will receive a confirmation email prior to the Annual Meeting with instructions for attending the Annual Meeting in person.

●

If you hold your common stock in “street name,” you must obtain the appropriate documents from your broker, bank or other nominee holder of record, giving you the right to vote the shares at the Annual Meeting. For beneficial owners of shares of our common stock held in “street name,” in addition to providing identification as outlined for record holders above, you will need a legal proxy from your broker or a recent brokerage statement or letter from your broker reflecting your stock ownership as of the record date. Please note, however, that unless you have a legal proxy from your bank, broker, or other nominee, you will not be able to vote any shares held in “street name” in person at the Annual Meeting. Please note that even if you plan to attend the Annual Meeting, we recommend that you vote using the enclosed proxy card in advance, to ensure that your shares will be represented.

Q:	How do I vote my shares at the Annual Meeting?

A:	Via the Internet or by Telephone

If you hold shares of our common stock directly in your name as a stockholder of record, you may vote via the Internet or by telephone by following the instructions on the enclosed proxy card. In order to vote your shares via the Internet or by telephone, you will need the control number on your proxy card (which is unique to each stockholder to ensure all voting instructions are genuine and to prevent duplicate voting). Votes may be submitted via the Internet or by telephone, 24 hours a day, seven days a week, and must be received by 11:59 p.m. Eastern time on December 9, 2026.

If you hold shares of our common stock in “street name,” meaning through a broker, bank or other nominee holder of record, you may submit voting instructions via the Internet or by telephone only if Internet or telephone voting is made available by your broker, bank or other nominee holder of record. Please follow the voting instructions provided by your broker, bank or other nominee holder of record with these materials.

By Mail

If you hold shares of our common stock directly in your name as a stockholder of record, in order to vote by mail, you may submit a proxy card. You will need to complete, sign and date your proxy card and return it using the postage-paid return envelope provided. Broadridge Financial Solutions, Inc. must receive your proxy card by mail by 11:59 p.m. Eastern time on December 9, 2026.

If you hold shares of our common stock in “street name,” meaning through a broker, bank or other nominee holder of record, in order to provide voting instructions by mail you will need to complete, sign and date the voting instruction form provided by your broker, bank or other nominee holder of record with these materials and return it in the postage-paid return envelope provided. Your broker, bank or other nominee holder of record must receive your voting instruction form in sufficient time to vote your shares.

At the Annual Meeting

If you hold shares of our common stock directly in your name as a stockholder of record, you may vote your shares during the Annual Meeting. Stockholders may only participate in person and must pre-register. In order to attend the Annual Meeting, you will need to pre-register by 11:59 p.m. Eastern time on December 9, 2026. Stockholders of record also may be represented by another person at the Annual Meeting by executing a proper proxy designating that person and having that proper proxy be presented to the inspector of election with the applicable ballot at the Annual Meeting.

If you hold shares of our common stock in “street name,” meaning through a broker, bank or other nominee holder of record, you must obtain a written legal proxy from that institution and present it to the inspector of election with your ballot to be able to vote at the Annual Meeting. To request a legal proxy, please contact your broker, bank or other nominee holder of record.

Please carefully consider the information contained in this proxy statement. Whether or not you plan to attend the Annual Meeting in person, we encourage you to vote via the Internet, by telephone or by mail so that your shares will be voted in accordance with your wishes even if you later decide not to attend the Annual Meeting.

If you attend the Annual Meeting and vote in person, any votes that you previously submitted, whether via the Internet, by telephone or by mail, will be revoked and superseded by the vote that you cast at the Annual Meeting. Your attendance at the Annual Meeting alone will not revoke any proxy previously given.

Whether your proxy is submitted via the Internet, by telephone or by mail, if it is properly completed and submitted, and if you do not revoke it prior to or at the Annual Meeting, your shares will be voted at the Annual Meeting in the manner specified by you, except as otherwise set forth in this proxy statement.

Q:	Can I revoke my proxy or change my voting instructions for my common stock?

A:	Yes, you may revoke your proxy or change your vote at any time before the closing of the polls at the Annual Meeting.

If you are a stockholder of record at the record date for our Annual Meeting (the close of business on October 13, 2026), you can revoke your proxy or change your vote by:

●

filing a written notice of revocation bearing a later date than the proxy with our Corporate Secretary at 7900 East Union Avenue, Suite 920, Denver, Colorado 80237 either before or at our Annual Meeting;

●

duly executing a later-dated proxy relating to the same shares and delivering it to our Corporate Secretary at 7900 East Union Avenue, Suite 920, Denver, Colorado 80237 either before or at our Annual Meeting and before the taking of the vote;

●	attending our Annual Meeting in person and voting in person (although attendance at the Annual Meeting will not in and of itself constitute a revocation of a proxy); or

●

if you voted by telephone or via the Internet, voting again by the same means prior to 11:59 p.m. Eastern time on December 9, 2026 (your latest telephone or Internet vote, as applicable, will be counted and all earlier votes will be disregarded).

If you hold your shares in “street name” through a broker, bank or other nominee holder of record, you must contact your broker, bank or other nominee holder of record to change your vote or obtain a written legal proxy to vote your shares if you wish to cast your vote at our Annual Meeting in person.

Q:	What happens if I sell my shares of common stock after the record date but before the Annual Meeting?

A:

The record date for the Annual Meeting (the close of business on October 13, 2026) is earlier than the date of the Annual Meeting. If you sell or otherwise transfer your shares of our stock after the record date but before the date of the Annual Meeting, you will, unless the transferee obtains a proxy from you, retain your right to vote at the Annual Meeting.

Q:	How can I access the proxy materials over the Internet?

A:	Your Notice of Internet Availability, proxy card or voting instruction card (as applicable) contains instructions on how to:

●	view our proxy materials online at https://materials.proxyvote.com; and

●	instruct us to send future proxy materials to you electronically by email.

Q:	Where can I find the voting results of the Annual Meeting?

A:	We will announce preliminary voting results at the Annual Meeting. We will publish the results in a Form 8‑K filed with the SEC within four business days of the Annual Meeting.

PROPOSAL NO. 1

ELECTION OF DIRECTORS

Our bylaws provide that the number of directors constituting our Board of Directors shall be determined solely and exclusively by resolution duly adopted from time to time by our Board. There are five directors presently serving on our Board, and the number of directors to be elected at this Annual Meeting is five. Our full Board has proposed the five nominees listed below (who are our current directors) for re-election to the Board to serve until the next annual meeting of stockholders or until their successors are duly elected and qualified.

Our Board has determined that, under Listing Rule 5605(a)(2) of The Nasdaq Stock Market LLC (“Nasdaq”), all of our directors are independent, except for Joshua R. Disbrow. In addition to the specific bars to independence as set forth in the Nasdaq listing rules, we also consider whether a director or his/her affiliates have provided any services to, worked for, or received any compensation from us or any of our subsidiaries in the past three years in particular. In addition, none of the nominees are related by blood, marriage, or adoption to any other nominee or any of our executive officers, except that Joshua R. Disbrow and Jarrett T. Disbrow, our Chief Business Officer, are brothers. The following table sets forth certain details of our directors as of October 22, 2026:

Name	Age	Director Since	Position
Joshua R. Disbrow	51	January 2016	Director and Chief Executive Officer
John A. Donofrio, Jr.	59	July 2016	Chairman of the Board of Directors
Carl C. Dockery	63	April 2016	Director
Abhinav “Abi” Jain	36	June 2023	Director
Vivian H. Liu	65	July 2022	Director

Joshua R. Disbrow

Mr. Disbrow has been employed by us since April 16, 2015, and a member of our Board of Directors since January 2016. Prior to the closing of the merger between Luoxis Diagnostics, Inc. (“Luoxis”) and Vyrix Pharmaceuticals, Inc. that formed Aytu, Mr. Disbrow was the Chief Executive Officer of Luoxis since January 2013. Mr. Disbrow concurrently served as the Chief Operating Officer of Ampio Pharmaceuticals, Inc. (“Ampio”), a public biotechnology company, from December 2012 until April 2015. Prior to joining Ampio, he served as the Vice President of Commercial Operations at Arbor Pharmaceuticals, LLC (“Arbor”), a private specialty pharmaceutical company, from May 2007 through October 2012. He joined Arbor as the company’s second full-time employee and led the company’s commercial efforts from inception to the company’s acquisition in 2010 and growth to over $250 million in net revenue in 2012. By the time Mr. Disbrow departed Arbor in late 2012, he had led the growth of the commercial organization that included a nationwide sales force, marketing, sales training, managed care, national accounts, distribution, commercial analytics and other commercial functions. Mr. Disbrow has spent over 25 years in the pharmaceutical, diagnostic, and medical device industries and has held positions of increasing responsibility in sales, sales management, marketing, commercial operations, commercial strategy, and corporate finance and business development. Prior to joining Arbor, Mr. Disbrow served in sales management with Cyberonics, Inc., a medical device company focused on central nervous system therapies from June 2005 through April 2007. Prior to joining Cyberonics, he was the Director of Marketing at LipoScience Inc., an in vitro diagnostics company. Mr. Disbrow began his career in pharmaceutical sales. Mr. Disbrow holds an M.B.A. from Wake Forest University School of Business and a B.S. in Management from North Carolina State University. Mr. Disbrow’s experience in executive management and commercialization within the pharmaceutical industry, monetizing company opportunities, and corporate finance led to the conclusion that he should serve as a member of our Board of Directors.

John A. Donofrio, Jr.

Mr. Donofrio joined our Board of Directors in July 2016 and was appointed as Chairman of the Board of Directors in November 2024. He is a senior pharmaceutical executive with over 30 years of experience in the industry across a broad range of areas, including President, Chief Financial Officer, and Chief Operating Officer positions. Mr. Donofrio has significant finance experience in consolidated financial reporting, international accounting and internal controls, financial systems development and implementation, cost accounting, inventory management, supply chain, transfer pricing, budget and forecast planning, integration of mergers and acquisitions and business development. Mr. Donofrio is the founder of Riverside Consulting LLC, an advisory firm providing strategic and financial advisory services to life sciences companies. Prior to founding Riverside Consulting LLC, he served as Executive Vice President, Chief Operating Officer of Novan, Inc., a specialty dermatology company and was President of Novan, Inc.’s wholly owned subsidiary EPI Health. From March 2019 until its acquisition by Novan, Inc. in March 2022, Mr. Donofrio served as EPI Health’s President. Mr. Donofrio previously served as Chief Financial Officer and Head of Business Development at TrialCard (now Mercalis) from March 2018 to March 2019. Mercalis is a technology-driven pharmaceutical services company providing patient access and support programs to the pharmaceutical and biotechnology industries. Prior to joining Mercalis, Mr. Donofrio was the Chief Financial Officer and Head of North American Business Development for Merz North America (“Merz”) from August 2013 to March 2018. Merz is a specialty healthcare company that develops and commercializes innovative treatment solutions in aesthetics, dermatology and neurosciences in the United States and Canada. At Merz, Mr. Donofrio was accountable for financial performance, cost management, business development and strategic business planning and analysis for the finance organization in North America. Prior to joining Merz, Mr. Donofrio served as Vice President, Stiefel Global Finance, U.S. Specialty Business and Puerto Rico, a GlaxoSmithKline plc company from July 2009 to July 2013. In that role, Mr. Donofrio was responsible for the financial strategy, management reporting, and overall control framework for the Global Dermatology Business Unit. Mr. Donofrio also served as a director of Vyrix Pharmaceuticals from February 2014 to April 2015. Mr. Donofrio holds a degree in Accounting from North Carolina State University. Mr. Donofrio’s broad executive leadership experience and financial expertise along with experience in the pharmaceutical industry led to the conclusion that he should serve as a member of our Board of Directors.

Carl C. Dockery

Mr. Dockery joined our Board of Directors in April 2016. Mr. Dockery is a financial executive with over 30 years of experience as an executive in the insurance and reinsurance industry and more recently since 2006 as the founder and president of a registered investment advisory firm, Alpha Advisors, LLC. Mr. Dockery’s career as an insurance executive began in 1988 as an officer and director of two related and closely held insurance companies, including serving as Secretary of Crossroads Insurance Co. Ltd. of Bermuda and as Vice President of Gulf Insurance Co. Ltd. of Grand Cayman. Familiar with the London reinsurance market, in the 1990s, Mr. Dockery worked at Lloyd’s and the London Underwriting Centre brokering various types of reinsurance placements. From September 2014 through September 2019, Mr. Dockery served as a director of CytoDyn Inc., a publicly traded biotechnology company focused on the development and potential commercialization of humanized monoclonal antibodies for the treatment and prevention of HIV and cancers. Mr. Dockery graduated from Southeastern University with a Bachelor of Arts in Humanities. Mr. Dockery’s financial expertise and experience, as well as his experience as a director of a publicly traded biopharmaceutical company led to the conclusion that he should serve as a member of our Board of Directors.

Abhinav “Abi” Jain

Mr. Jain joined our Board of Directors in June 2023. Since July 2019, Mr. Jain has served as an Analyst at Nantahala Capital Management, LLC (“Nantahala”) and is focused on investments in various sectors, including specialty and generic pharmaceuticals. From 2015 to 2017, Mr. Jain was an Associate at Angelo, Gordon & Co., an alternative asset manager. At Angelo, Gordon & Co., Mr. Jain focused on private equity and structured credit investments. He graduated from Massachusetts Institute of Technology in 2012 with an S.B. in Chemical-Biological Engineering and from The Wharton School of the University of Pennsylvania in 2019 with an M.B.A. with honors in Finance and Entrepreneurial Management. Mr. Jain’s financial expertise and experience led to the conclusion that he should serve as a member of our Board of Directors. Mr. Jain was appointed pursuant to a board designation right granted to Nantahala to appoint one director to our Board of Directors, pursuant to the Securities Purchase Agreement dated June 8, 2023, with Nantahala and other investors. Mr. Jain currently serves on the board of directors of Talphera, Inc., Xtant Medical Holdings, Inc. and Eagle Pharmaceuticals, Inc.

Vivian H. Liu

Ms. Liu joined our Board of Directors in July 2022. Ms. Liu currently serves as Head of Corporate Affairs for PREMIA Holdings (HK) Limited (“PREMIA”), a developer of clinical-genomic oncology databases and service provider to pharmaceutical companies seeking to operate clinical trials throughout Asia. Prior to joining PREMIA, Ms. Liu served in various roles, including as a member of Board of Directors and President, Chief Executive Officer and Chief Financial Officer for Innovus Pharmaceuticals, Inc. (“Innovus”), a publicly listed consumer healthcare company acquired by Aytu in February 2020. Prior to Innovus, she served as the President and Chief Executive Officer of FasTrack Pharmaceuticals, Inc. From 2017 to 2018, she served as the Chief Operating Officer and a member of the Board of Directors of Cesca Therapeutics, Inc. Previously, Ms. Liu served as Managing Director of OxOnc Services Company, an oncology development company, and prior to that, Ms. Liu co-founded and served as President, Chief Executive Officer, and board director of NexMed, Inc., a drug development company which was later renamed Apricus BioSciences. Prior to her appointment as President of NexMed, Inc., Ms. Liu served in several executive capacities, including as Executive Vice President, Chief Operating Officer, Chief Financial Officer and Vice President of Corporate Affairs. Ms. Liu has an M.P.A. from the University of Southern California and a B.A. from the University of California, Berkeley. Ms. Liu’s experience in executive management within the pharmaceutical industry, as a director of a publicly traded biopharmaceutical company and in corporate finance led to the conclusion that she should serve as a member of our Board of Directors.

Vote Required

Directors are elected by a plurality of the votes cast at the Annual Meeting. This means that the five nominees receiving the highest number of “FOR” votes will be elected as directors. As a result, any shares not voted “FOR” a particular nominee (whether as a result of stockholder abstention or a broker non-vote) will not be counted in such nominee’s favor and will have no effect on the outcome of the election. You may vote “for” or “withhold” on each of the nominees for election as a director.

Recommendation

Our Board of Directors unanimously recommends that stockholders vote FOR all five of the director nominees listed above.

PROPOSAL NO. 2

APPROVAL OF THE AMENDMENT TO THE 2023 EQUITY INCENTIVE PLAN

Our Board believes that our future success depends on our ability to attract and retain talented employees and that the ability to grant equity awards is a necessary and powerful recruiting and retention tool. The Board believes that equity awards motivate high levels of performance, more closely align the interests of employees and stockholders by giving employees an opportunity to hold an ownership stake in the Company and provide an effective means of recognizing employee contributions to the success of the Company. Our Board has approved an increase to the number of shares reserved for issuance under the 2023 Equity Incentive Plan by 500,000 shares to bring the total number of shares issuable under the 2023 Equity Incentive Plan to 1,000,000 shares, not including unissued shares from available awards under prior plans or any returned shares, and we are asking our stockholders to approve this increase. Other than the increase in the number of shares reserved for issuance, Amendment No. 2 does not otherwise amend the 2023 Equity Incentive Plan.

Reasons for Voting for the Proposal

Our Board requests that the stockholders approve the amendment to the 2023 Equity Incentive Plan to increase the number of shares reserved for issuance by an additional 500,000 shares to a total of 1,000,000 shares (not including unissued shares from available awards under prior plans or any returned shares) for the following principal reasons:

●	we believe that our employees and consultants are our most valuable assets and that the approval of the amendment to the 2023 Equity Incentive Plan is crucial to the Company’s future success;

●

we believe the ability to grant equity awards is a necessary and powerful recruiting and retention tool for the Company to hire and motivate the quality personnel and consultants it needs to drive the Company’s long-term growth and financial success;

●

we believe that equity awards are a vital component of our employee and consultant compensation programs, since they allow us to compensate employees and consultants based on the Company’s performance, while at the same time, provide an incentive to build long-term stockholder value; and

●

if we do not have a sufficient number of shares available to grant under our 2023 Equity Incentive Plan, we may need to instead offer material cash-based incentives to compete for talent, which could impact our quarterly results of operations, balance sheet and may make the Company less competitive compared to other pharmaceutical companies and the Company’s peer companies in hiring and retaining top talent.

In consideration of the above factors, the Board determined that the Company should seek stockholder approval for a 500,000-share replenishment of the 2023 Equity Incentive Plan, to cover anticipated employee incentive program needs for a two- to three-year period.

As of September 30, 2026, there were 202,265 shares of common stock subject to outstanding stock option awards and no unvested restricted stock units under our equity incentive plans. There were 2,057 shares of common stock available for issuance pursuant to future awards. The weighted-average exercise price of outstanding stock option awards was $4.36. If this Proposal No. 2 is approved by our stockholders, an additional 500,000 shares will be reserved for issuance under the 2023 Equity Incentive Plan, for a total of 1,000,000 shares reserved for issuance under the 2023 Equity Incentive Plan, not including unissued shares from available awards under prior plans or any returned shares.

We anticipate the proposed 500,000-share increase will provide us with a pool of shares we expect will last for approximately two to three years. A change in business conditions, our business strategy or equity market performance could alter this projection. If this proposal is approved, we intend to register the additional shares available for grant under the 2023 Equity Incentive Plan on Form S-8 prior to making awards of such additional shares.

As of September 30, 2026, there were 10,868,208 total shares of common stock outstanding (including 350,862 shares of unvested restricted stock issued to executives, directors and employees); prefunded warrants to purchase 8,808,983 shares of common stock with an exercise price of $0.0001 per share; warrants to purchase 2,173,912 shares of common stock with an exercise price of $1.59 per share issued in our June 2023 offering; warrants to purchase 1,191,811 shares of common stock with an exercise price of $2.32 per share issued in our August 2022 offering; warrants to purchase 122,092 shares of common stock with an exercise price of $8.60 per share issued with our now-extinguished $15 million term note; and warrants to purchase 333,300 shares of common stock with an exercise price of $26.00 per share issued in our March 2022 offering. If all issued and outstanding warrants and stock options were to be exercised, there would be 23,700,571 shares of common stock outstanding. We anticipate an annual share usage of approximately 100,000 to 200,000 shares pursuant to equity awards in the aggregate over the twelve months following the Annual Meeting. The final determination of the number of shares granted under the 2023 Equity Incentive Plan will be determined by the Compensation Committee, and the actual number of awarded shares may differ materially from this estimate. We believe this estimated annual share usage is reasonable and necessary to provide a predictable amount of equity for attracting, retaining, and motivating employees and other service providers. In recommending to our stockholders the increase in the number of shares to be reserved under the 2023 Equity Incentive Plan, the Board considered our annual share usage for fiscal 2025, fiscal 2026, and fiscal 2027 (from July 1, 2026, through September 30, 2026) as shown below:

Annual Equity Usage	Fiscal 2025	Fiscal 2026	Fiscal 2027 (through September 30, 2026)	Average
Options	87,500	—	—	29,167
Restricted stock and restricted stock units	20,000	276,295	141,500	145,932
Total grants	107,500	276,295	141,500	175,099

The following table provides aggregated information regarding the overhang and dilution associated with the 2023 Equity Incentive Plan and the proposed 2027 ESPP, and the potential stockholder dilution that would result if Proposals No. 2 and No. 3 are approved:

Fully-Diluted Overhang Calculation	As of September 30, 2026	As of September 30, 2026, Giving Effect to Proposals No. 2 and No. 3
Shares outstanding	10,868,208	10,868,208
Potential dilution:
Shares issuable under outstanding equity awards (1)	202,265	202,265
Shares issuable upon exercise of warrants	12,630,098	12,630,098
Shares available for future awards under 2023 Equity Incentive Plan	2,057	2,057
Additional share reserve under this proposed amendment if approved	—	500,000
Shares reserved under the proposed 2027 ESPP if approved (2)	—	500,000
Total fully-diluted shares outstanding	23,702,628	24,702,628

Potentially dilutive shares from the 2023 Equity Incentive Plan and the 2027 ESPP	2,057	1,002,057
Fully-diluted overhang (3)	0.0%	4.1%

(1)	Consists of 202,265 options outstanding. There are no unvested restricted stock units.
(2)	Represents the 500,000 shares of common stock that would be reserved for issuance under the 2027 ESPP if Proposal No. 3 is approved. See Proposal No. 3 - Approval of the Aytu BioPharma, Inc. 2027 Employee Stock Purchase Plan. Approval of this Proposal No. 2 is not conditioned on approval of Proposal No. 3, and approval of Proposal No. 3 is not conditioned on approval of this Proposal No. 2.
(3)	Calculated as potentially dilutive shares from the 2023 Equity Incentive Plan and the 2027 ESPP divided by fully-diluted shares outstanding, each as listed in the table above.

If the amendment of the 2023 Equity Incentive Plan is not approved by our stockholders, the 2023 Equity Incentive Plan will remain in effect and awards will continue to be made under the 2023 Equity Incentive Plan to the extent any shares remain available. However, we may not be able to continue our equity incentive program in an amount sufficient to provide competitive equity compensation. This could preclude us from successfully attracting and retaining highly skilled employees. The Board believes that the 2023 Equity Incentive Plan, as amended, will be sufficient to achieve our recruiting, retention and incentive goals for the next two to three years and will be essential to our future success.

You should be aware that the issuance of additional shares of common stock under the 2023 Equity Incentive Plan will have a dilutive effect on our existing stockholders. We manage our long-term stockholder dilution by limiting the number of equity awards granted annually. The Compensation Committee carefully monitors our total dilution and equity expense to ensure that we maximize stockholder value by granting only the appropriate number of equity awards necessary to attract, reward and retain our talented employees.

Our executive officers and directors have an interest in the approval of the amendment to the 2023 Equity Incentive Plan by our stockholders because they are eligible to receive awards under the 2023 Equity Incentive Plan.

Summary of the 2023 Equity Incentive Plan

The material features of the 2023 Equity Incentive Plan are described below. The following description of the 2023 Equity Incentive Plan is a summary only and is qualified in its entirety by reference to the complete text of the 2023 Equity Incentive Plan. Stockholders are urged to read the actual text of the 2023 Equity Incentive Plan in its entirety, as well as the first amendment to the 2023 Equity Incentive Plan, both of which are included in our Annual Report on Form 10-K for the fiscal year ended June 30, 2026 (the “2026 Annual Report”), and the proposed amendment to the 2023 Equity Incentive Plan, which is set forth in Appendix A to this proxy statement.

The 2023 Equity Incentive Plan is designed to secure and retain the services of our employees, directors and consultants, provide incentives for our employees, directors and consultants to exert maximum efforts for the success of our company and subsidiaries, and provide a means by which our employees, directors and consultants may be given an opportunity to benefit from increases in the value of our common stock.

The following table identifies key features of the 2023 Equity Incentive Plan:

Key Feature	Description
Independent Committee Administration	The 2023 Equity Incentive Plan is administered by our Compensation Committee comprised entirely of non-employee independent directors.
No Evergreen Provision	The 2023 Equity Incentive Plan does not contain an “evergreen” provision that will automatically increase the number of shares reserved for issuance under the 2023 Equity Incentive Plan.
Limit on Shares Authorized

Shares subject to any outstanding awards under our prior stock incentive plans that are forfeited, canceled or reacquired by the Company will become available for re-issuance under the 2023 Equity Incentive Plan; provided, however, the number of shares that may be issued shall never exceed 15% of the Company’s then total authorized and outstanding shares.

Plan Uses 1:1 Share Counting

All shares subject to awards, regardless of type of award or whether the award is full value or appreciation only, will count against the 2023 Equity Incentive Plan’s reserve on a 1:1 basis for each share subject to the plan reserve.

No Discounted Stock Options or Stock Appreciation Rights (“SARs”)

Stock options and SARs must have an exercise price equal to or greater than the fair market value of our common stock on the date of grant (unless such award is granted in substitution for a stock option or SAR previously granted by an entity that is acquired by or merged with the Company).

No Repricing of Stock Options or SARs

The 2023 Equity Incentive Plan prohibits the repricing of stock options and SARs (including a prohibition on the repurchase of “underwater” stock options or SARs for cash or other securities) without stockholder approval.

No Liberal Share “Recycling”

The 2023 Equity Incentive Plan provides that any shares (i) surrendered to pay the exercise price of an option; (ii) withheld by the Company or tendered to satisfy tax withholding obligations with respect to any award; (iii) covered by a stock-settled SAR not issued in connection with settlement upon exercise; or (iv) repurchased by the Company using option proceeds will not be added back (“recycled”) to the 2023 Equity Incentive Plan.

Awards Subject to Forfeiture or Clawback

Awards under the 2023 Equity Incentive Plan will be subject to recovery or other penalties pursuant to (i) any Company clawback policy; or (ii) any applicable law, rule or regulation or applicable stock exchange rule, including, without limitation, Section 304 of the Sarbanes-Oxley Act of 2002, Section 954 of the Dodd-Frank Wall Street Reform and Consumer Protection Act and any applicable stock exchange listing rule adopted pursuant thereto.

Types of Awards

The terms of the 2023 Equity Incentive Plan provide for the grant of incentive stock options, non-statutory stock options, SARs, restricted stock awards, restricted stock unit awards, dividend equivalents, and other stock awards.

Shares Available for Awards

Subject to adjustment for certain changes in our capitalization (as set forth below), the aggregate number of shares of our common stock that may be issued under the 2023 Equity Incentive Plan before the proposed amendment consists of (a) 500,000 shares of common stock available under the 2023 Equity Incentive Plan; (b) 87,155 shares available for grant that were rolled over to the 2023 Equity Incentive Plan; and (c) any “Returning Shares” (as set forth below) as such shares are returned to the Company and become available from time to time as a result of lapsed or otherwise unused awards or portions of awards, of which 2,057 shares remained eligible for grant as of September 30, 2026.

Returning Shares

Subject to the limitations below, if any shares covered by an award or to which an award relates are not purchased or are forfeited or are reacquired by the Company, or if an award otherwise terminates or is cancelled without delivery of any shares, then the number of shares counted against the aggregate number of shares available under the 2023 Equity Incentive Plan with respect to such award, to the extent of any such forfeiture, reacquisition by the Company, termination or cancellation, shall again be available for granting awards under the 2023 Equity Incentive Plan.

Shares Not Returning

The following shares will not again become available for issuance under the 2023 Equity Incentive Plan: (i) any shares which would have been issued upon any exercise of an option but for the fact that the exercise price was paid by a “net exercise” or any shares tendered in payment of the exercise price of an option; (ii) any shares withheld by the Company or shares tendered to satisfy any tax withholding obligation with respect to an award; (iii) shares covered by a stock‑settled SAR issued under the 2023 Equity Incentive Plan that are not issued in connection with settlement in shares upon exercise; or (iv) shares that are repurchased by the Company using option exercise proceeds. In addition to the plan reserve, awards granted to non-employee directors are subject to an individual annual limitation.

Director Compensation Limit

The sum of the grant date fair value of equity-based awards (such value computed as of the date of grant in accordance with applicable financial accounting rules) and the amount of any cash-based compensation granted to a non-employee director during any calendar year, shall not exceed $1,500,000 (with limited exception for a non-executive chair).

Eligibility

All of our (including our subsidiaries’) approximately 66 employees and four non-employee directors as of September 30, 2026, as well as any consultants, independent contractors or advisors we may engage with from time to time, are eligible to participate in the 2023 Equity Incentive Plan and may receive all types of awards other than incentive stock options. An incentive stock option may only be granted to employees.

Administration

The 2023 Equity Incentive Plan will be administered by the Compensation Committee (the “Plan Administrator”), which may in turn delegate authority within the limitations provided by the 2023 Equity Incentive Plan. The Board and any committee it may so designate will each be considered a Plan Administrator for purposes of this Proposal No. 2. Subject to the terms of the 2023 Equity Incentive Plan, the Plan Administrator may determine the recipients, the types of awards to be granted, the number of shares of our common stock subject to or the cash value of the awards, and the terms and conditions of awards granted under the 2023 Equity Incentive Plan, including the period of their exercisability and vesting. The Plan Administrator also has the authority to provide for accelerated exercisability and vesting of awards, and to make any other determinations necessary or advisable in administering the plan. The Plan Administrator has no obligation to treat participants uniformly when determining forms or treatment of awards.

Stock Options

Stock options may be granted under the 2023 Equity Incentive Plan pursuant to stock option agreements. The 2023 Equity Incentive Plan permits the grant of stock options that are intended to qualify as incentive stock options (“ISOs”) and non-statutory stock options (“NSOs”).

The exercise price of a stock option granted under the 2023 Equity Incentive Plan may not be less than 100% of the fair market value of the common stock subject to the stock option on the date of grant and, in some cases (see “Limitations on Incentive Stock Options” below), may not be less than 110% of such fair market value.

The term of stock options granted under the 2023 Equity Incentive Plan may not exceed ten years and, in some cases (see “Limitations on Incentive Stock Options” below), may not exceed five years. Under the Company’s standard form of stock option agreement, if a participant’s service relationship with us or any of our affiliates (referred to as “continuous service”) terminates (other than for cause and other than upon the participant’s death or disability), the participant may exercise any vested stock options for up to three months following the participant’s termination of continuous service. Under the Company’s standard form of stock option agreement, if a participant’s continuous service terminates due to the participant’s disability or death (or the participant dies within a specified period, if any, following termination of continuous service), all unvested stock options will become immediately vested and the participant, or his or her beneficiary, as applicable, may exercise any vested stock options for up to 12 months following the participant’s termination due to disability or death. Under the Company’s standard form of stock option agreement, if a participant’s continuous service is terminated for cause, all unvested stock options held by the participant will terminate upon the participant’s termination of continuous service and the participant will be prohibited from exercising any stock option from and after such termination date. In the absence of a specified time in the award grant agreement, such option shall expire three months after termination.

The Plan Administrator will determine acceptable forms of consideration for exercising a stock option, including payment of cash or tendering capital stock of the Company owned by the participant exercising such option. The Plan Administrator may not accept a promissory note as consideration.

Limitations on Incentive Stock Options

The aggregate number of shares that may be issued under all incentive stock options under the 2023 Equity Incentive Plan shall be 200,000 shares. The aggregate fair market value, determined at the time of grant, of shares of our common stock with respect to ISOs that are exercisable for the first time by a participant during any calendar year under all our stock plans may not exceed $100,000. The stock options or portions of stock options that exceed this limit or otherwise fail to qualify as ISOs are treated as NSOs. No ISO may be granted to any person who, at the time of grant, owns or is deemed to own stock possessing more than 10% of our total combined voting power or that of any affiliate unless the following conditions are satisfied:

(i)	the exercise price of the ISO must be at least 110% of the fair market value of the common stock subject to the ISO on the date of grant; and

(ii)	the term of the ISO must not exceed five years from the date of grant.

Stock Appreciation Rights (“SARs”)

SARs may be granted under the 2023 Equity Incentive Plan pursuant to SAR right agreements. The strike price of each SAR will be determined by the Plan Administrator but will in no event be less than 100% of the fair market value of the common stock subject to the SAR on the date of grant; provided, however, that the Plan Administrator may designate a grant price below fair market value on the date of grant if the SAR is granted in substitution for a SAR previously granted by an entity that is acquired by or merged with the Company or an affiliate. The Plan Administrator may also impose restrictions or conditions upon the vesting of SARs that it deems appropriate. The appreciation distribution payable upon exercise of a SAR may be paid in shares of our common stock, in cash, or in a combination of cash and stock. SARs will be subject to the same ten-year term limitation and exercise price rules as apply to stock options under the 2023 Equity Incentive Plan. The Company anticipates that other conditions (such as treatment upon termination of continuous service and restrictions on transfer) will generally align with stock options issued under the 2023 Equity Incentive Plan.

Restricted Stock Awards

Restricted stock awards may be granted under the 2023 Equity Incentive Plan pursuant to restricted stock award agreements. Shares of our common stock acquired under a restricted stock award may be subject to forfeiture to or repurchase by us in accordance with a vesting schedule or other vesting conditions to be determined by the Plan Administrator. Rights to acquire shares of our common stock under a restricted stock award may be transferred only upon such terms and conditions as are set forth in the restricted stock award agreement (and which are consistent with the 2023 Equity Incentive Plan’s transfer restrictions). A restricted stock award agreement may provide that any dividends paid on restricted stock will be subject to the same vesting conditions as apply to the shares subject to the restricted stock award. Upon a participant’s termination of continuous service for any reason, any shares subject to restricted stock awards held by the participant that have not vested as of such termination date may be forfeited to or repurchased by us.

Restricted Stock Unit Awards

Restricted stock unit awards may be granted under the 2023 Equity Incentive Plan pursuant to restricted stock unit award agreements. Restricted stock unit awards may be subject to vesting in accordance with a vesting schedule to be determined by the Plan Administrator. Our standard form of award provides that restricted stock units that have not vested will be forfeited upon the participant’s termination of continuous service for any reason.

Performance Awards

The 2023 Equity Incentive Plan allows us to grant performance stock awards, consisting of restricted stock or restricted stock units that contain performance-based vesting conditions (together, a “performance award”). A performance award is generally payable contingent upon the attainment of certain pre-determined performance goals during a performance period. A performance award may require the completion of a specified period of continuous service. The length of any performance period, the performance goals to be achieved during the performance period, and the measure of whether and to what degree such performance goals have been attained will be determined by the Plan Administrator in its discretion.

In addition, the Plan Administrator retains the discretion to reduce or waive the performance objectives or other vesting provisions that had previously been established for such performance awards. All unearned or unvested performance awards will be forfeited to the Company and will become available for grant under the 2023 Equity Incentive Plan.

Changes to Capital Structure

In the event that any dividend (other than a regular cash dividend) or other distribution (whether in the form of cash, shares, other securities or other property), recapitalization, stock split, reverse stock split, reorganization, merger, consolidation, split up, spin off, combination, repurchase or exchange of shares or other securities of the Company, issuance of warrants or other rights to purchase shares or other securities of the Company or other similar corporate transaction or event affects the shares such that an adjustment is necessary in order to prevent dilution or enlargement of the benefits or potential benefits intended to be made available under the 2023 Equity Incentive Plan, then the Compensation Committee shall, in such manner as it may deem equitable, adjust any or all of (i) the number and type of shares (or other securities or other property) that thereafter may be made the subject of awards; (ii) the number and type of shares to outstanding awards; and (iii) the purchase price or exercise price with respect to any award; provided, however, that the number of shares covered by any award or to which such award relates shall always be a whole number. Such adjustment shall be made by the Compensation Committee or the Board, whose determination in that respect shall be final, binding and conclusive. In no event shall the number of shares reserved ever exceed 15% of the Company’s then total authorized and outstanding shares.

Change in Control

Under the 2023 Equity Incentive Plan, in the event of a merger or change in control of the Company, each outstanding award will be treated as the Plan Administrator determines, including, without limitation, that each award will be assumed or an equivalent option or right substituted by the successor corporation or a parent or subsidiary of the successor corporation (the “Successor Corporation”).

Limited Transferability of Awards

Generally, no award or other right or interest of a participant under the 2023 Equity Incentive Plan (other than fully vested and unrestricted shares issued pursuant to an award) shall be transferable by a participant other than by will or by the laws of descent and distribution, and no right or award may be pledged, alienated, attached or otherwise encumbered, and any purported pledge, alienation, attachment or encumbrance shall be void and unenforceable against the Company or any affiliates. However, the Compensation Committee may allow transfer of an award to immediate family members and trusts or partnerships established for the primary benefit of such family members for no value, and such transfer shall comply with the general instructions to Form S-8 under the Securities Act of 1933, as amended (the “Securities Act”). The Compensation Committee may also establish procedures to allow a named beneficiary to exercise the rights of the participant and receive any property distributable with respect to any award upon the participant’s death.

Amendment and Termination of the Plan

The Board will have the authority to amend or terminate the 2023 Equity Incentive Plan at any time. The Compensation Committee may amend the terms of any previously granted award. However, except as otherwise provided in the 2023 Equity Incentive Plan or an award agreement, no amendment or termination of the 2023 Equity Incentive Plan may materially impair a participant’s rights under his or her outstanding awards without the participant’s consent. We will obtain stockholder approval of any amendment to the 2023 Equity Incentive Plan as required by applicable law and listing requirements. No equity incentive awards may be granted under the 2023 Equity Incentive Plan after the tenth anniversary of the date the 2023 Equity Incentive Plan was adopted by our Board; however, any awards previously issued shall continue in effect pursuant to their terms and the terms of the 2023 Equity Incentive Plan.

United States Federal Income Tax Consequences

The following is a summary of the principal United States federal income tax consequences to participants and us with respect to participation in the 2023 Equity Incentive Plan. This summary is not intended to be exhaustive and does not discuss the income tax laws of any local, state or foreign jurisdiction in which a participant may reside. The information is based upon current federal income tax rules and therefore is subject to change when those rules change. Because the tax consequences to any participant may depend on his or her particular situation, each participant should consult the participant’s tax adviser regarding the federal, state, local and other tax consequences of the grant or exercise of an award or the disposition of stock acquired under the 2023 Equity Incentive Plan. The 2023 Equity Incentive Plan is not qualified under the provisions of Section 401(a) of the Code and is not subject to any of the provisions of the Employee Retirement Income Security Act of 1974. Our ability to realize the benefit of any tax deductions described below depends on our generation of taxable income as well as the requirement of reasonableness and the satisfaction of our tax reporting obligations.

Non-statutory Stock Options (“NSOs”)

Generally, there is no taxation upon the grant of an NSO if the stock option is granted with an exercise price equal to the fair market value of the underlying stock on the grant date. Upon exercise, a participant will recognize ordinary income equal to the excess, if any, of the fair market value of the underlying stock on the date of exercise of the stock option over the exercise price. If the participant is employed by us or one of our subsidiaries, that income will be subject to withholding taxes. The participant’s tax basis in those shares will be equal to the fair market value on the date of exercise of the stock option, and the participant’s capital gain holding period for those shares will begin on that date.

Subject to the requirement of reasonableness, the provisions of Section 162(m) of the Internal Revenue Code of 1986, as amended (the “IRC”), and the satisfaction of a tax reporting obligation, we will generally be entitled to a tax deduction equal to the taxable ordinary income realized by the participant.

Incentive Stock Options (“ISOs”)

The 2023 Equity Incentive Plan provides for the grant of stock options that are intended to qualify as “incentive stock options,” as defined in Section 422 of the IRC. Under the IRC, a participant generally is not subject to ordinary income tax upon the grant or exercise of an ISO. If the participant holds a share received upon exercise of an ISO for more than two years from the date the stock option was granted and more than one year from the date the stock option was exercised, which is referred to as the required holding period, the difference, if any, between the amount realized on a sale or other taxable disposition of that share and the participant’s tax basis in that share will be long-term capital gain or loss.

If, however, a participant disposes of a share acquired upon exercise of an ISO before the end of the required holding period, which is referred to as a disqualifying disposition, the participant generally will recognize ordinary income in the year of the disqualifying disposition equal to the excess, if any, of the fair market value of the share on the date of exercise of the stock option over the exercise price. However, if the sales proceeds are less than the fair market value of the share on the date of exercise of the stock option, the amount of ordinary income recognized by the participant will not exceed the gain, if any, realized on the sale. If the amount realized on a disqualifying disposition exceeds the fair market value of the share on the date of exercise of the stock option, that excess will be short-term or long-term capital gain, depending on whether the holding period for the share exceeds one year.

For purposes of the alternative minimum tax, the amount by which the fair market value of a share of stock acquired upon exercise of an ISO exceeds the exercise price of the stock option generally will be an adjustment included in the participant’s alternative minimum taxable income for the year in which the stock option is exercised. If, however, there is a disqualifying disposition of the share in the year in which the stock option is exercised, there will be no adjustment for alternative minimum tax purposes with respect to that share. In computing alternative minimum taxable income, the tax basis of a share acquired upon exercise of an ISO is increased by the amount of the adjustment taken into account with respect to that share for alternative minimum tax purposes in the year the stock option is exercised.

We are not allowed a tax deduction with respect to the grant or exercise of an ISO, or the disposition of a share acquired upon exercise of an ISO after the required holding period. If there is a disqualifying disposition of a share, however, we will generally be entitled to a tax deduction equal to the taxable ordinary income realized by the participant, subject to the requirement of reasonableness, the provisions of Section 162(m) of the IRC, and provided that either the employee includes that amount in income, or we timely satisfy our reporting requirements with respect to that amount.

Restricted Stock Awards

Generally, the recipient of a restricted stock award will recognize ordinary income at the time the stock is received equal to the excess, if any, of the fair market value of the stock received over any amount paid by the recipient in exchange for the stock. If, however, the stock is not vested when it is received (for example, if the employee is required to work for a period of time in order to have the right to sell the stock), the recipient generally will not recognize income until the stock becomes vested, at which time the recipient will recognize ordinary income equal to the excess, if any, of the fair market value of the stock on the date it becomes vested over any amount paid by the recipient in exchange for the stock. A recipient may, however, file an election with the Internal Revenue Service, within 30 days following his or her receipt of the stock award, to recognize ordinary income, as of the date the recipient receives the award, equal to the excess, if any, of the fair market value of the stock on the date the award is granted over any amount paid by the recipient for the stock.

The recipient’s basis for the determination of gain or loss upon the subsequent disposition of shares acquired from a restricted stock award will be the amount paid for such shares plus any ordinary income recognized either when the stock is received or when the stock becomes vested.

Subject to the requirement of reasonableness, the provisions of Section 162(m) of the IRC, and the satisfaction of a tax reporting obligation, we will generally be entitled to a tax deduction equal to the taxable ordinary income realized by the recipient of the restricted stock award.

Restricted Stock Unit Awards

Generally, the recipient of a restricted stock unit award structured to comply with the requirements of Section 409A of the IRC or an exception to Section 409A of the IRC will recognize ordinary income at the time the stock is delivered equal to the excess, if any, of the fair market value of the stock received over any amount paid by the recipient in exchange for the stock. To comply with the requirements of Section 409A of the IRC, the stock subject to a restricted stock unit award may generally only be delivered upon one of the following events: a fixed calendar date (or dates), separation from service, death, disability or a change in control. If delivery occurs on another date, unless the restricted stock unit award otherwise complies with or qualifies for an exception to the requirements of Section 409A of the IRC (including delivery upon achievement of a performance goal), in addition to the tax treatment described above, the recipient will owe an additional 20% federal tax and interest on any taxes owed.

The recipient’s basis for the determination of gain or loss upon the subsequent disposition of shares acquired from a restricted stock unit award will be the amount paid for such shares plus any ordinary income recognized when the stock is delivered.

Subject to the requirement of reasonableness, the provisions of Section 162(m) of the IRC, and the satisfaction of a tax reporting obligation, we will generally be entitled to a tax deduction equal to the taxable ordinary income realized by the recipient of the restricted stock unit award.

Stock Appreciation Rights (“SARs”)

Generally, if a SAR is granted with an exercise price equal to the fair market value of the underlying stock on the grant date, the recipient will recognize ordinary income equal to the fair market value of the stock or cash received upon such exercise. Subject to the requirement of reasonableness, the provisions of Section 162(m) of the IRC, and the satisfaction of a tax reporting obligation, we will generally be entitled to a tax deduction equal to the taxable ordinary income realized by the recipient of the SAR.

Section 409A of the Internal Revenue Code

The Compensation Committee intends to administer and interpret the 2023 Equity Incentive Plan and all award agreements in a manner intended to satisfy the requirements of Section 409A of the IRC to avoid any adverse tax results thereunder to a holder of an award.

Equity Compensation Plan Information

The following table provides information as of June 30, 2026, about our equity compensation plans and arrangements:

Plan Category	Number of Securities to be Issued upon Exercise of Outstanding Options, Warrants and Rights	Weighted-Average Exercise Price of Outstanding Options, Warrants and Rights (1)	Number of Securities Remaining Available for Issuance under Equity Compensation Plans
Equity compensation plans approved by security holders	415,348	$4.36	140,467
Equity compensation plans not approved by security holders (2)	4	N/A	—
Total	415,352	$4.36	140,467

(1)	This reflects the weighted-average exercise prices of outstanding options. Restricted stock awards do not have exercise prices (see Note 15 - Equity Incentive Plan of the 2026 Annual Report).
(2)	This reflects restricted stock issued outside of the 2023 Equity Incentive Plan (see Note 15 - Equity Incentive Plan of the 2026 Annual Report).

Equity Awards Grant Policies

Equity awards are discretionary, and the Compensation Committee generally determines and approves equity grants to the NEOs and the related vesting schedules at its regularly scheduled meetings, subject to ratification by the Board. The Compensation Committee may also make grants to NEOs at other times during the year, as it deems appropriate. The Compensation Committee did not take the existence of material nonpublic information into account when determining the timing and terms of equity awards in fiscal 2026, and the Company does not time the disclosure of material nonpublic information for the purpose of affecting the value of executive compensation. In the event material nonpublic information becomes known to the Compensation Committee before granting an equity-based compensation award, the Compensation Committee will consider such information and use its business judgment to determine whether to delay the grant of equity to avoid any appearance of impropriety.

Vote Required

Approval of the amendment to the 2023 Equity Incentive Plan to increase the number of shares reserved for issuance under the plan by 500,000 shares requires the affirmative vote of a majority of the votes cast at the Annual Meeting. Abstentions and broker non-votes, if any, are not treated as votes cast, and therefore will have no effect on this proposal.

Recommendation

Our Board of Directors unanimously recommends that stockholders vote FOR the adoption of the amendment to the 2023 Equity Incentive Plan to increase the number of shares reserved for issuance under the 2023 Equity Incentive Plan by 500,000 shares to bring the total number of shares issuable under the 2023 Equity Incentive Plan to 1,000,000 shares, not including unissued shares from available awards under prior plans or any returned shares.

PROPOSAL NO. 3

APPROVAL OF THE AYTU BIOPHARMA, INC. 2027 EMPLOYEE STOCK PURCHASE PLAN

Overview

Our Board of Directors (the “Board”) has adopted, subject to stockholder approval, the Aytu BioPharma, Inc. 2027 Employee Stock Purchase Plan (the “2027 ESPP” or the “ESPP”). The Board adopted the 2027 ESPP on October 16, 2026. Although the 2027 ESPP became effective upon its adoption by the Board, no purchase rights may be exercised under the ESPP unless and until it is approved by our stockholders. If this proposal is approved, the first offering period under the 2027 ESPP will begin on the first trading day on or after July 1, 2027, and a total of 500,000 shares of our common stock will be reserved for issuance under the 2027 ESPP.

The 2027 ESPP is intended to qualify as an “employee stock purchase plan” under Section 423 of the Internal Revenue Code of 1986, as amended (the “Code”). Stockholder approval is required to satisfy the listing rules of Nasdaq and to permit the ESPP to qualify for the favorable tax treatment available under Section 423, which requires stockholder approval within 12 months before or after the date the plan is adopted by the Board.

The Company does not currently maintain an employee stock purchase plan. Accordingly, approval of the 2027 ESPP would establish this benefit for the first time. The following summary of the principal features of the 2027 ESPP is qualified in its entirety by reference to the full text of the 2027 ESPP, a copy of which is attached to this proxy statement as Appendix B.

Reasons for the Proposal

The Board believes that the 2027 ESPP will advance the interests of the Company and our stockholders by:

•

Attracting and retaining talent — providing a broad-based, tax-advantaged opportunity to purchase our common stock helps us compete for and retain qualified employees in the specialty pharmaceutical industry;

•	Aligning interests — encouraging employee stock ownership gives participants a direct stake in our performance and aligns their interests with those of our stockholders; and
•	Promoting a culture of ownership — a convenient payroll-deduction program allows employees at all levels to share in the Company’s long-term success.

Key Data Relating to the 2027 ESPP

The following table summarizes certain key information regarding the 2027 ESPP as of October 13, 2026, except as otherwise noted:

Shares of common stock outstanding	10,868,208 shares
Shares reserved for issuance under the 2027 ESPP	500,000 shares
ESPP shares as a % of shares outstanding	4.6%
Maximum discount to fair market value

15% (i.e., purchase price of 85% of fair market value). However, 15% is the percentage applied to the lower of the offering date or purchase date value; it is not necessarily the maximum economic discount measured against the purchase date fair market value.

Offering period length	Approximately six months, beginning on the first trading day on or after January 1 and July 1 of each year (subject to Committee discretion; may not exceed 27 months)
Automatic annual increase (“evergreen”) provision	None
Plan term	No fixed term; continues until terminated by the Committee or until no shares remain available

Note: The Board considered the potential dilutive impact of the ESPP and believes the number of shares reserved is reasonable and consistent with the practices of comparable public companies. If this proposal is approved, we intend to file a Registration Statement on Form S-8 to register the shares of common stock issuable under the 2027 ESPP. Under the terms of the ESPP, no payroll deductions will begin for an offering period unless the shares issuable in that offering are covered by an effective registration statement.

Summary of the 2027 ESPP

Purpose

The purpose of the 2027 ESPP is to provide eligible employees of the Company and its designated subsidiaries with an opportunity to purchase shares of our common stock through accumulated payroll deductions.

Administration

The 2027 ESPP will be administered by the Compensation Committee of the Board (the “Committee”). Subject to the terms of the ESPP, the Committee has full and exclusive discretionary authority to construe and interpret the plan, determine the terms of each offering, designate participating subsidiaries, determine eligibility and adjudicate claims, adopt rules and procedures (including sub-plans for non-U.S. employees), and make all other determinations necessary or advisable to administer the plan. Determinations of the Committee are final and binding on all parties. The Board may also administer the ESPP concurrently with the Committee and may resume any powers it has delegated to the Committee. The Committee may also permit subsidiaries that are not designated subsidiaries to adopt a non-U.S. portion of the ESPP for employees outside the United States, which is not intended to qualify under Section 423.

Shares Subject to the Plan

Subject to adjustment for certain changes in our capitalization, the maximum number of shares of common stock that may be issued under the 2027 ESPP is 500,000 shares.

Eligibility

Common-law employees of the Company and its designated subsidiaries are eligible to participate in an offering under the 2027 ESPP if, as of the first trading day of the offering period, they (i) are customarily employed for more than 20 hours per week and more than five months per calendar year and (ii) have been continuously employed for at least six months. Before an offering begins, the Committee may, on a uniform and nondiscriminatory basis and to the extent permitted under Section 423, choose to exclude employees who have completed less than two years of service (or a shorter period set by the Committee), customarily work 20 hours or less per week, customarily work not more than five months per calendar year, or are highly compensated employees within the meaning of Section 414(q) of the Code. The Committee may also exclude citizens or residents of a non-U.S. jurisdiction to the extent permitted or required under Section 423. Non-employee directors are not eligible to participate. No employee may be granted a purchase right if, immediately after the grant, the employee would own stock (including stock issuable under outstanding options) possessing 5% or more of the total combined voting power or value of all classes of our stock. As of September 30, 2026, approximately 54 employees would have been eligible to participate.

Offering Periods and Purchase Dates

The 2027 ESPP will be implemented through a series of consecutive offering periods of approximately six months each, beginning on the first trading day on or after January 1 and July 1 of each year. The first offering period will begin on the first trading day on or after July 1, 2027, and end on the last trading day on or before December 31, 2027. Unless the Committee provides otherwise, each offering period consists of a single purchase period, and shares will be purchased on the last trading day of the offering period (each, a “purchase date”). The Committee may change the duration and timing of future offering periods without stockholder approval if the change is announced before the first affected offering period begins, provided that no offering period may exceed 27 months.

Enrollment and Payroll Deductions

An eligible employee may enroll by authorizing payroll deductions, in whole percentages, of up to 30% of his or her compensation on each payday during the offering period. For this purpose, “compensation” means base straight-time gross earnings and commissions, excluding overtime, shift premium, incentive compensation, incentive payments, bonuses and other compensation. Participants may not make any additional payments into their accounts. Payroll deductions are credited to a bookkeeping account for each participant, and a participant’s enrollment continues for later offering periods unless the participant withdraws. During an offering period, a participant may decrease (but may not increase) his or her rate of payroll deductions. A participant may also withdraw all (but not less than all) of his or her accumulated payroll deductions at any time before the purchase date, in which case the participant’s purchase right for that offering period terminates and the accumulated deductions are refunded without interest. A participant who withdraws must re-enroll to participate in a later offering period. If a participant stops being an eligible employee for any reason, he or she is treated as having withdrawn, and his or her accumulated payroll deductions are returned.

Purchase Price

Unless the Committee determines otherwise before an offering begins (subject to Section 423 of the Code), the purchase price per share will be 85% of the lower of the fair market value of a share of common stock on (i) the first trading day of the offering period or (ii) the purchase date (a “look-back” feature). “Fair market value” generally means the closing sale price of our common stock on The Nasdaq Capital Market (or such other national securities exchange on which our common stock is then listed) on the relevant date.

Purchase of Shares

Unless a participant has withdrawn, his or her purchase right will be exercised automatically on the purchase date, and the participant’s accumulated payroll deductions will be applied as promptly as practicable to purchase the maximum number of whole shares available at the purchase price. No fractional shares will be purchased. Any payroll deductions remaining in a participant’s account after the purchase date, including amounts that are not enough to purchase a whole share, will not be carried forward to a later offering period. Those amounts will be returned to the participant without interest as promptly as practicable. If the number of shares to be purchased on a purchase date would exceed the number of shares remaining available under the ESPP, the Committee may allocate the available shares pro rata among participants.

Limitations on Purchases

Consistent with Section 423 of the Code, no participant may accrue the right to purchase common stock under the ESPP (and any other Section 423 plans of the Company or its parent or subsidiary corporations) at a rate exceeding $25,000 in fair market value (determined when the purchase right is granted) for each calendar year in which a purchase right is outstanding. The Committee may reduce a participant’s payroll deductions to zero during an offering period as needed to comply with this limit. The 2027 ESPP does not set a separate maximum number of shares that a participant may purchase during an offering period.

Adjustments; Change in Control

In the event of a stock split, reverse stock split, stock dividend, recapitalization, merger, spin-off or similar change in our capitalization, the Committee will make equitable adjustments to the number and class of shares reserved under the ESPP, the purchase price, and the number of shares covered by each outstanding purchase right. In the event of a proposed dissolution or liquidation of the Company, any offering period in progress will be shortened by setting a new purchase date before the dissolution or liquidation is completed, unless the Committee provides otherwise. In the event of a merger or change in control, each outstanding purchase right will be assumed or substituted by the successor corporation (or its parent or subsidiary). If the successor refuses to assume or substitute the purchase rights, the offering period will be shortened by setting a new purchase date before the transaction. In either case, participants will be notified in writing before the new purchase date, and their purchase rights will be exercised automatically on that date unless they withdraw first.

Transferability

Neither payroll deductions credited to a participant’s account nor any rights to purchase or receive shares under the ESPP may be assigned, transferred, pledged, or otherwise disposed of, other than by will, the laws of descent and distribution, or as provided in the ESPP upon a participant’s death. The Company may treat any attempted transfer as an election to withdraw from the offering. Purchase rights are exercisable during the participant’s lifetime only by the participant.

Delivery and Transferability of Purchased Shares

As soon as reasonably practicable after each purchase date, shares purchased under the ESPP will be delivered to the participant and issued in the participant’s name (or, if applicable, in the names of the participant and his or her spouse). The Company may deposit shares directly with a broker designated by the Company. Once delivered, shares are freely transferable by the participant, subject only to applicable securities laws, the Company’s insider trading policy (including any blackout periods or pre-clearance procedures), and the Company’s compensation recovery policy described below. The ESPP does not impose any holding period or other contractual restriction on selling or transferring shares after they are purchased and delivered. The Company may establish procedures to track dispositions of shares for purposes of Section 423 tax reporting and withholding.

Use of Funds; Unfunded Plan

Payroll deductions are held in the Company’s general funds, may be used for any corporate purpose, and do not need to be segregated. No interest accrues or is paid on payroll deductions. The ESPP is unfunded. It does not create a trust or fiduciary relationship, does not hold any assets, and does not maintain any fund or account for participants other than individual bookkeeping accounts. Participants have no investment discretion over their payroll deductions, which may only be used to purchase common stock under the ESPP or be returned to the participant. Until shares are issued, participants have only the rights of unsecured creditors. The ESPP is not intended to be subject to the Employee Retirement Income Security Act of 1974, as amended (“ERISA”).

Compensation Recovery

Purchase rights and shares acquired under the ESPP (and any proceeds from their sale) are subject to reduction, forfeiture, recoupment or recovery to the extent required under any clawback or compensation recovery policy adopted by the Company, including any policy adopted to comply with Nasdaq listing rules and Rule 10D-1 under the Securities Exchange Act of 1934, as amended, and under other applicable laws.

Amendment and Termination

The Committee may amend, suspend or terminate the 2027 ESPP at any time and for any reason. However, stockholder approval will be obtained for any amendment to the extent required by Section 423 of the Code, Nasdaq listing standards or other applicable law (for example, an increase in the number of shares reserved under the plan). If the Committee determines that the ESPP may result in unfavorable financial accounting consequences, it may modify, amend or terminate the ESPP to reduce or eliminate those consequences without stockholder approval or participant consent. Such actions may include changing the purchase price, shortening an offering period, allocating shares, lowering the maximum percentage of compensation that may be contributed, or lowering the maximum number of shares a participant may purchase during an offering period. If the ESPP is terminated, the Committee may end outstanding offering periods immediately or after the next purchase date, or let them run to completion. Any amounts not used to purchase shares will be refunded without interest. The 2027 ESPP does not have a fixed expiration date. It will continue in effect until it is terminated or until no shares remain available for issuance under the plan.

U.S. Federal Income Tax Consequences

The following is a general summary of the material U.S. federal income tax consequences of participation in the 2027 ESPP under current law. It does not address state, local, or non-U.S. tax consequences, and participants should consult their own tax advisors.

The 2027 ESPP is intended to qualify under Section 423 of the Code. A participant will not recognize taxable income when a purchase right is granted or when shares are purchased under the ESPP. The tax treatment when the participant later sells or otherwise disposes of the shares depends on how long the shares are held, as summarized below. These tax holding periods are separate from the ESPP’s terms, which do not restrict the sale of purchased shares. Participants agree in their subscription agreement to notify the Company within 30 days after any disposition of shares made before both tax holding periods are satisfied.

Event	Qualifying Disposition	Disqualifying Disposition
Tax holding period	Shares held more than 2 years from the offering date and more than 1 year from the purchase date.	Shares sold before satisfying both holding periods.
Ordinary income to participant	Lesser of (a) the discount at the offering date, or (b) the actual gain on sale.	The excess of the fair market value on the purchase date over the purchase price (the “bargain element”).
Capital gain/loss	Any remaining gain is long-term capital gain.	Any additional gain or loss is capital gain or loss (short- or long-term based on holding period).
Company deduction	Generally none.	Generally allowed to the extent the participant recognizes ordinary income.

The Company generally will not be entitled to a deduction with respect to shares purchased under the ESPP, except to the extent a participant recognizes ordinary income on a disqualifying disposition. The Company may be required to satisfy applicable tax withholding and reporting obligations.

New Plan Benefits

Because participation in the 2027 ESPP is voluntary and the number of shares that may be purchased depends on the purchase price and elections made by eligible employees, the benefits or amounts that will be received by any participant under the ESPP are not determinable at this time. Non-employee directors are not eligible to participate in the ESPP. The following table is presented in accordance with SEC rules:

Name and Position	Dollar Value / Number of Shares
All current executive officers as a group	Not determinable
All current non-employee directors as a group	Not applicable (not eligible to participate)
All employees (other than executive officers) as a group	Not determinable

Equity Compensation Plan Information

Information regarding shares of common stock that may be issued under the Company’s existing equity compensation plans is set forth under the heading “Equity Compensation Plan Information” in Part II, Item 5 of our Annual Report on Form 10-K for the fiscal year ended June 30, 2026. The shares reserved under the 2027 ESPP are not reflected in that table because the ESPP is being submitted for stockholder approval at this Annual Meeting.

Vote Required

Approval of this proposal requires the affirmative vote of a majority of the votes cast at the Annual Meeting. Abstentions and broker non-votes, if any, are not treated as votes cast, and therefore will have no effect on this proposal.

Recommendation

The Board of Directors unanimously recommends that stockholders vote FOR Proposal No. 3, the approval of the Aytu BioPharma, Inc. 2027 Employee Stock Purchase Plan.

PROPOSAL NO. 4

APPOINTMENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

Grant Thornton has served as our independent auditor since December 12, 2022, and has been appointed by our Audit Committee to continue as our independent auditor for the fiscal year ending June 30, 2027.

The following table presents aggregate fees for professional services rendered by our principal independent registered public accounting firm, Grant Thornton, for the years ended June 30, 2026, and 2025:

	Year Ended June 30,
	2026	2025
	(in thousands)
Audit fees	$705	$849
Audit-related fees	—	—
Tax fees	—	—
All other fees	—	—
Total fees	$705	$849

A representative of Grant Thornton is expected to be present at the Annual Meeting and will have an opportunity to make a statement and to respond to appropriate questions.

Policy on Pre-Approval of Services of Independent Registered Public Accounting Firm

Our Audit Committee has responsibility for appointing, setting compensation and overseeing the work of the independent registered public accounting firm. In recognition of this responsibility, the Audit Committee pre-approves all audit and permissible non-audit services provided by the independent registered public accounting firm, although it has no written policy on this matter. Prior to engagement of the independent registered public accounting firm for the following year’s audit, management will submit to the Audit Committee Chair or the full Audit Committee fees in excess of $25,000, for approval. Any fees approved by the Audit Committee Chair will be presented to the full Audit Committee at the following Audit Committee meeting. The following is a description of services expected to be rendered during the year for each of the following four categories of services:

●

audit fees include audit work performed in audit of the annual financial statements, review of quarterly financial statements, reading of annual, quarterly and current reports, reviews of registration statements, unregistered securities transactions and related consents and comfort letters as well as work that generally only the independent auditor can reasonably be expected to provide;

●

audit-related fees are for assurance and related services that are traditionally performed by the independent auditor, including due diligence related to mergers and acquisitions and special procedures required to meet certain regulatory requirements;

●	tax fees consist principally of assistance with tax compliance and reporting, as well as certain tax planning consultations; and

●	all other fees are for services not captured in the other categories.

Prior to the engagement, the Audit Committee pre-approves these services by category of service. The fees are budgeted, and the Audit Committee requires the independent registered public accounting firm and management to report actual fees versus the budget periodically throughout the year by category of service. During the year, circumstances may arise when it may become necessary to engage the independent registered public accounting firm for additional services not contemplated in the original pre-approval. In those instances, the Audit Committee requires specific pre-approval before engaging the independent registered public accounting firm.

Vote Required

Ratification of the appointment of Grant Thornton as our independent registered public accounting firm requires the affirmative vote of a majority of the votes cast at the Annual Meeting. Abstentions and broker non-votes, if any, are not treated as votes cast, and therefore will have no effect on this proposal.

Recommendation

The Board of Directors unanimously recommends that stockholders vote FOR the ratification of the appointment of Grant Thornton as our independent registered public accounting firm for the fiscal year ending June 30, 2027.

PROPOSAL NO. 5

ADVISORY VOTE ON EXECUTIVE COMPENSATION

As required under the Dodd-Frank Wall Street Reform and Consumer Protection Act of 2010 (the “Dodd-Frank Act”), the Board of Directors is submitting a “say-on-pay” proposal for stockholder consideration. While the vote on executive compensation is nonbinding and solely advisory in nature, the Board values the opinion of our stockholders and will review and consider the voting results.

Our executive officers are compensated based on performance, and in a manner consistent with our strategy, competitive practice, sound corporate governance principles, and Company and stockholder interests. We believe our compensation program is strongly aligned with the long-term interests of the Company and our stockholders. Compensation of our executive officers is designed to enable us to attract and retain talented and experienced senior executives to lead our Company successfully in a competitive environment.

The compensation of the Named Executive Officers is described in the Executive Compensation section of this proxy statement. Consistent with the preference expressed by our stockholders at our 2022 annual meeting, the Board has determined to hold an advisory vote on executive compensation every year. Accordingly, the next advisory vote on executive compensation will be held at our next annual meeting of stockholders.

We are asking stockholders to vote on the following resolution:

“RESOLVED, that the stockholders of Aytu BioPharma, Inc. approve, on an advisory basis, the compensation paid to the Named Executive Officers as disclosed pursuant to Item 402 of Regulation S-K, including the Summary Compensation Table and the other related tables and disclosures.”

As indicated above, the stockholder vote on this resolution will not be binding on our Company or the Board of Directors and will not be construed as overruling or determining any decision by us or by the Board. The vote will not be construed to create or imply any change to our fiduciary duties or those of the Board, or to create or imply any additional fiduciary duties for our Company or the Board.

Vote Required

The advisory vote on executive compensation requires the affirmative vote of a majority of the votes cast at the Annual Meeting. Abstentions and broker non-votes, if any, are not treated as votes cast, and therefore will have no effect on this proposal. Although this advisory resolution is nonbinding, the Board values input from stockholders on our executive compensation. The Board will review and consider the voting results for this proposal and take into account the outcome of the vote in making decisions regarding compensation of our Named Executive Officers.

Recommendation

The Board of Directors unanimously recommends that stockholders vote, on an advisory basis, FOR the Company’s 2026 executive compensation.

CORPORATE GOVERNANCE

Information about the Board of Directors

Board Composition

Our Board of Directors currently consists of five members. Directors elected at this Annual Meeting and each subsequent annual meeting of stockholders of the Company will be elected until the next annual meeting of stockholders of the Company or until their successors are duly elected and qualified. John A. Donofrio, Jr. joined our Board of Directors in July 2016 and was appointed as Chairman of the Board of Directors in November 2024.

To be considered as a director nominee, an individual must have, among other attributes: high personal and professional ethics, integrity and values; commitment to our Company and stockholders; an inquisitive and objective perspective and mature judgment; availability to perform all Board and committee responsibilities; and, in the case of a non-employee director, independence. In addition to these minimum requirements, our Board will evaluate whether the nominee’s skills are complementary to the existing directors’ skills and our Board’s need for operational, managerial, financial, international, industry-specific or other expertise.

The Board does not have a formal written policy with regard to the consideration of diversity in identifying director nominees. We focus on identifying nominees with experience, qualifications, attributes and skills to work with the other directors to serve the long-term interests of our stockholders. All those matters being equal, we do and will consider diversity a positive additional characteristic in potential nominees. Not only has this informal approach to the promotion of diversity resulted in a group of director nominees that we believe to be individuals of substantial accomplishment with demonstrated leadership capabilities, but, as indicated in the charts below, it has also resulted in a group of director nominees possessing diversity of thought, perspective, experience, and backgrounds.

Board Experiences and Qualifications

	Disbrow	Donofrio	Dockery	Jain	Liu
Public Company Board	X	X	X	X	X
Public Company Executive	X	X			X
Pharmaceutical Industry	X	X	X	X	X
Clinical Experience		X			X
Financial Analysis/Accounting	X	X	X	X	X
Information Technology
Project Management	X	X			X
Environmental Sustainability
Commercial Operations	X	X
Sales & Marketing	X	X
Supply Chain/Logistics	X
Strategic Planning	X	X			X
Government Relations, Public Policy or Regulatory	X
Mergers & Acquisitions/Business Development	X	X		X	X
Talent Acquisition	X	X			X

Board Diversity Matrix as of October 22, 2026

Set forth below is information concerning the gender and demographic background of each of our current and proposed directors, as self-identified and reported by each director. As of October 22, 2026, the total number of directors for the Company was five.

	Male	Female
Part I: Gender Identity
Directors	4	1
Part II: Demographic Background
Asian	1	1
White	3	0

In addition to candidates submitted by Board members, director nominees recommended by stockholders will be considered. Stockholder recommendations must be made in accordance with the procedures described in the section titled Stockholder Proposals and Communications with the Board below and will receive the same consideration that other nominees receive. All nominees are evaluated by our Board to determine whether they meet the minimum qualifications and whether they will satisfy our Board’s needs for specific expertise at that time. As of October 22, 2026, no stockholder has nominated anyone for election as a director at this Annual Meeting.

Board Committees

Our Board has established an Audit Committee, a Compensation Committee and a Nominating and Governance Committee. Our Audit Committee consists of Mr. Donofrio (Chair), Mr. Dockery, Mr. Jain and Ms. Liu. Our Compensation Committee consists of Ms. Liu (Chair), Mr. Dockery, Mr. Donofrio and Mr. Jain. Our Nominating and Governance Committee consists of Mr. Dockery (Chair), Mr. Donofrio, Mr. Jain and Ms. Liu. Each of the above-referenced committees operates pursuant to a formal written charter. The charters for these committees, which have been adopted by our Board, contain a detailed description of the respective committee’s duties and responsibilities and are available on our website at https://www.aytubio.com under the Investors—Corporate Governance section.

Audit Committee

Our Audit Committee consists of Mr. Donofrio (Chair), Mr. Dockery, Mr. Jain and Ms. Liu. The Audit Committee held four meetings during the fiscal year ended June 30, 2026. Each of Mr. Donofrio, Mr. Dockery, Mr. Jain and Ms. Liu satisfies the independence requirements of Rule 5605(a)(2) of the Nasdaq listing rules and SEC Rule 10A‑3. Our Audit Committee is responsible for, among other things:

●	appointing, terminating, compensating, and overseeing the work of any accounting firm engaged to prepare or issue an audit report or other audit, review or attest services;

●

reviewing and approving, in advance, all audit and non-audit services to be performed by the independent auditor, taking into consideration whether the independent auditor’s provision of non-audit services to us is compatible with maintaining the independent auditor’s independence;

●	reviewing and discussing the adequacy and effectiveness of our accounting and financial reporting processes and controls and the audits of our financial statements;

●

establishing and overseeing procedures for the receipt, retention, and treatment of complaints received by us regarding accounting, internal accounting controls or auditing matters, including procedures for the confidential, anonymous submission by our employees regarding questionable accounting or auditing matters;

●	investigating any matter brought to its attention within the scope of its duties and engaging independent counsel and other advisors as the Audit Committee deems necessary;

●	determining compensation of the independent auditors and of advisors hired by the Audit Committee and ordinary administrative expenses;

●	reviewing and discussing with management and the independent auditor the annual and quarterly financial statements prior to their release;

●	monitoring and evaluating the independent auditor’s qualifications, performance, and independence on an ongoing basis;

●	reviewing reports to management prepared by the internal audit function, as well as management’s response;

●	reviewing and assessing the adequacy of the formal written charter on an annual basis;

●	reviewing and approving related-party transactions for potential conflict of interest situations on an ongoing basis; and

●	handling such other matters that are specifically delegated to the Audit Committee by our Board from time to time.

Our Board has determined that Mr. Donofrio qualifies as an audit committee financial expert, as defined in Item 407(d)(5) of Regulation S-K promulgated by the SEC. The designation does not impose on Mr. Donofrio any duties, obligations or liabilities that are greater than those generally imposed on members of our Audit Committee and our Board of Directors.

AUDIT COMMITTEE REPORT

The Audit Committee engages the independent registered public accounting firm, reviews with such firm the plans and results of any audits, reviews other professional services provided by such firm, reviews the independence of such firm, considers the range of audit and non-audit fees and reviews with management its evaluation of the Company’s internal control structure.

The Audit Committee has reviewed and discussed the Company’s consolidated financial statements for fiscal 2026 with management and Grant Thornton, the Company’s independent registered public accounting firm. In its discussion, management has represented to the Audit Committee that the Company’s consolidated financial statements for fiscal 2026 were prepared in accordance with accounting principles generally accepted in the United States. In addition, the Audit Committee has discussed with Grant Thornton the matters required to be discussed by the applicable requirements of the Public Company Accounting Oversight Board (United States) (“PCAOB”) and the SEC.

The Audit Committee has received from the independent registered public accounting firm written disclosures and a letter from such firm required by applicable requirements of the PCAOB regarding such firm’s communications with the Audit Committee concerning independence and has discussed with such firm its independence.

Based on these reviews and discussions, the Audit Committee has recommended to the Board that the audited financial statements be included in the Company’s Annual Report on Form 10‑K for the fiscal year ended June 30, 2026 (the “2026 Annual Report”), for filing with the SEC.

Audit Committee

Mr. Donofrio (Chair)

Mr. Dockery

Mr. Jain

Ms. Liu

Compensation Committee

Our Compensation Committee consists of Ms. Liu (Chair), Mr. Dockery, Mr. Donofrio and Mr. Jain. The Compensation Committee held one meeting during the fiscal year ended June 30, 2026. Each of Ms. Liu, Mr. Dockery, Mr. Donofrio and Mr. Jain satisfies the independence requirements of Rule 5605(a)(2) of the Nasdaq listing rules. Our Compensation Committee is responsible for, among other things:

●	reviewing and approving the compensation, employment agreements and severance arrangements, and other benefits of all of our executive officers and key employees;

●	reviewing and approving, on an annual basis, the corporate goals and objectives relevant to the compensation of the executive officers, and evaluating their performance in light thereof;

●	reviewing and making recommendations, on an annual basis, to the Board with respect to director compensation;

●

reviewing any analysis or report on executive compensation required to be included in the annual proxy statement and periodic reports pursuant to applicable federal securities rules and regulations, and recommending the inclusion of such analysis or report in our proxy statement and periodic reports;

●	reviewing and assessing, periodically, the adequacy of the formal written charter; and

●	such other matters that are specifically delegated to the Compensation Committee by our Board from time to time.

Pursuant to its written charter, our Compensation Committee has the authority to engage the services of outside advisors as it deems appropriate to assist it in the evaluation of the compensation of our directors, principal executive officer or other executive and non-executive officers, and in the fulfillment of its other duties. Additionally, our Compensation Committee has the authority to review and approve the compensation of our other officers and employees and may delegate its authority to review and approve the compensation of other non-executive officer employees to specified executive officers.

Nominating and Governance Committee

Our Nominating and Governance Committee consists of Mr. Dockery (Chair), Mr. Donofrio, Mr. Jain and Ms. Liu. The Nominating and Governance Committee did not hold a meeting during the fiscal year ended June 30, 2026, as there were no matters requiring the Nominating and Governance Committee’s attention that were not otherwise addressed by the full Board of Directors. Each of Mr. Dockery, Mr. Donofrio, Mr. Jain and Ms. Liu satisfies the independence requirements of Rule 5605(a)(2) of the Nasdaq listing rules. Our Nominating and Governance Committee is responsible for, among other things:

●	identifying and screening candidates for our Board, and recommending nominees for election as directors;

●	establishing procedures to exercise oversight of the evaluation of our Board and management;

●

reviewing the structure of our Board’s committees and recommending to our Board for its approval directors to serve as members of each committee, and where appropriate, making recommendations regarding the removal of any member of any committee;

●	developing and reviewing our code of conduct, evaluating management’s communication of the importance of our code of conduct, and monitoring compliance with our code of conduct;

●	reviewing and assessing the adequacy of the formal written charter on an annual basis; and

●	generally advising our Board on corporate governance and related matters.

Risk Oversight

Our Board of Directors is responsible for our Company’s risk oversight. In fulfilling that role, our Board focuses on our general risk-management strategy and the most significant risks facing our Company and ensures that risk-mitigation strategies are implemented by management. Our Compensation Committee oversees risks related to our compensation and benefit plans and policies to ensure sound pay practices that do not cause risks to arise that are reasonably likely to have a material adverse effect on our Company. Our Board seeks to minimize risks related to governance structure by implementing sound corporate governance principles and practices.

Family Relationships

Jarrett T. Disbrow, our Chief Business Officer, is the brother of Joshua R. Disbrow, our Director and Chief Executive Officer. There are no other family relationships among or between any of our current or former executive officers and directors.

Named Executive Officers

Our current named executive officers (individually “NEO” and collectively “NEOs”) are as follows:

Name	Age	Position
Joshua R. Disbrow	51	Director and Chief Executive Officer
Ryan J. Selhorn	45	Chief Financial Officer, Corporate Secretary and Treasurer
Jarrett T. Disbrow	51	Chief Business Officer
Greg Pyszczymuka	47	Chief Commercial Officer

Joshua R. Disbrow, Director and Chief Executive Officer

Biographical information regarding Joshua R. Disbrow is set forth above.

Ryan J. Selhorn, Chief Financial Officer, Corporate Secretary and Treasurer

Mr. Selhorn has served as our Chief Financial Officer, Corporate Secretary and Treasurer since November 2024. Mr. Selhorn previously served as Aytu’s Executive Vice President, Finance and Business Optimization since November 2022. Prior to this, Mr. Selhorn was Aytu’s Senior Vice President, Finance and Operations, Consumer Healthcare Division from February 2022 to November 2022 and as Vice President, Finance, Consumer Healthcare Division from February 2020 to February 2022. Mr. Selhorn served as Vice President and Chief Financial Officer from April 2018 at Innovus Pharmaceuticals, Inc., a publicly held consumer healthcare company, until Aytu’s acquisition of Innovus in February 2020. From August 2013 to April 2018, Mr. Selhorn served as Chief Financial Officer and Chief Accounting Officer of Signature Analytics, a privately held fractional Chief Financial Officer and accounting firm, where he also served as Chief Financial Officer of MediciNova, Inc., a publicly held biotechnology company. Mr. Selhorn worked at Grant Thornton LLP, a public accounting firm, from October 2003 to July 2013, most recently in the role of Senior Manager, Transaction Advisory Services. Mr. Selhorn received his B.S./B.A., Accounting and Finance from Georgetown University and is a Certified Public Accountant (inactive).

Jarrett T. Disbrow, Chief Business Officer

Mr. Disbrow has served as our Chief Business Officer since November 2022. Until July 2024, he also held the position of President, Consumer Health. Prior to these roles, Mr. Disbrow held various leadership roles at the Company including Executive Vice President, Corporate Operations; Executive Vice President, Corporate Development; Executive Vice President, Marketing and Market Access; Chief Operating Officer and Head of Commercial; and Chief Operating Officer. Prior to co-founding the Company in April 2015, Mr. Disbrow was the President and Chief Executive Officer of Vyrix Pharmaceuticals, Inc., a specialty pharmaceutical company focused on male sexual dysfunction. Prior to Vyrix, Mr. Disbrow was the founder of Arbor Pharmaceuticals, Inc., a privately held specialty pharmaceutical company focused initially on pediatrics. Earlier in his career, Mr. Disbrow held various commercial roles with Accentia Biopharmaceuticals, Inc., a publicly held biopharmaceutical company, and GlaxoSmithKline, a publicly held multinational pharmaceutical company. Mr. Disbrow received a B.S. in Business Management from North Carolina State University and an M.S. in Organizational Leadership from the University of Colorado Boulder.

Greg Pyszczymuka, Chief Commercial Officer

Mr. Pyszczymuka has served as our Chief Commercial Officer since January 2022. Prior to joining the Company at the closing of the Company’s merger with Neos Therapeutics, Inc. (“Neos”) in March 2021, Mr. Pyszczymuka served as Vice President, Commercial at Neos since June 2020. He previously served as Vice President, Commercial Strategy & Market Access at Neos from November 2018 to June 2020, and as Executive Director of Channel Strategy & Access Programs. Mr. Pyszczymuka has served in commercial roles of increasing responsibility over a 20-year career including sales, marketing, distribution/channel strategy, commercial operations, managed markets and new product planning. Prior to joining Neos, Mr. Pyszczymuka was with Aqua Pharmaceuticals (an Almirall company), Iroko Pharmaceuticals, Zogenix and Endo Pharmaceuticals. He holds a B.S. from Rutgers University and an M.B.A. from Argosy University.

Involvement in Legal Proceedings

None of our directors or executive officers have been involved in any legal proceeding in the past 10 years that would require disclosure under Item 401(f) of Regulation S-K promulgated under the Securities Act.

Section 16(a) Beneficial Ownership Reporting Compliance

Section 16(a) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), requires our officers and directors and persons who own more than 10% of our outstanding common stock to file reports of ownership and changes in ownership with the SEC. These officers, directors and stockholders are required by regulations under the Exchange Act to furnish us with copies of all forms they file under Section 16(a) of the Exchange Act.

Based solely on our review of the copies of forms we have received, we believe that all such required reports have been timely filed during fiscal 2026.

Code of Ethics

We have adopted a written code of ethics that applies to our officers, directors, and employees, including our principal executive officer (Joshua R. Disbrow), principal financial officer (Ryan J. Selhorn), and principal accounting officer (Ryan J. Selhorn). We intend to disclose any amendments to, or waivers from, our code of ethics that are required to be publicly disclosed pursuant to rules of the SEC by filing such amendment or waiver with the SEC. Our Code of Ethics and Business Conduct and our Code of Ethics for Chief Executive Officer and Senior Financial Officers can be found on our website at https://www.aytubio.com under the “Investors—Corporate Governance” section.

Anti-Hedging Policy

We have adopted an Insider Trading Policy (“Insider Trading Policy”), which governs the purchase and sale of our securities by all of our directors, officers, employees, consultants and contractors, and members of their immediate families or households, in order to promote compliance with insider trading laws, rules and regulations, and the Nasdaq rules. The Company follows the principle that it cannot engage in transactions in its own securities while in possession of material nonpublic information, except in accordance with trading plans intended to satisfy the requirements of Rule 10b5-1(c) under the Exchange Act.

The Insider Trading Policy includes provisions that prohibit all Section 16 Reporting Persons (as defined in Section 16 of the Exchange Act) from hedging Company stock, from holding Company stock in a margin account and from pledging Company stock as collateral for a loan. All Section 16 Reporting Persons are currently in compliance with these provisions.

The full text of our Insider Trading Policy was filed as Exhibit 19.1 to the Annual Report on Form 10-K for the fiscal year ended June 30, 2025.

Information Regarding Meetings of the Board

The business of our Company is under the general oversight of our Board of Directors as provided by the Delaware General Corporation Law and our bylaws. During the fiscal year ended June 30, 2026, our Board held seven meetings and also conducted business by written consent. Each person who was a director during fiscal 2026 attended at least 75% of the Board and committee meetings on which that person served. We have not adopted a policy with regard to the Board of Directors’ attendance at the Annual Meeting.

Director Independence

Four of our five directors are independent under the Nasdaq listing rules. Joshua R. Disbrow is not independent due to his position as Chief Executive Officer of the Company.

Stockholder Proposals and Communications with the Board

Our bylaws establish procedures for stockholder nominations for elections of directors and bringing business before any annual meeting or special meeting of stockholders. A stockholder entitled to vote in the election of directors may nominate one or more persons for election as directors at a meeting only if written notice of such stockholder’s intent to make such nomination or nominations has been delivered to our Corporate Secretary at our principal executive offices not less than 90 days nor more than 120 days prior to the first anniversary of the prior year’s annual meeting of stockholders of the Company. In the event that the date of the Annual Meeting is more than 30 days before or more than 60 days after the anniversary date of the prior year’s annual meeting of stockholders of the Company (the “Anniversary Date”), or if no annual meeting of stockholders of the Company was held in the prior year, then the stockholder notice must be no less than the later of (i) 90 days prior to the date of the Annual Meeting or (ii) the 10th day following the date on which the date of the Annual Meeting is first publicly announced or disclosed by us.

Pursuant to the bylaws, a stockholder’s notice must set forth among other things: (i) as to each person whom the stockholder proposes to nominate for election or reelection as a director all information relating to such person that is required to be disclosed in solicitations of proxies for election of directors in an election contest, or is otherwise required, in each case pursuant to Regulation 14A under the Exchange Act, and the rules and regulations thereunder; and (ii) as to any other business that the stockholder proposes to bring before the Annual Meeting, a brief description of the business desired to be brought before the Annual Meeting, the reasons for conducting such business at the Annual Meeting and any material interest in such business of such stockholder and the beneficial owner, if any, on whose behalf the proposal is made.

There have been no changes to these nominating procedures since the adoption of the bylaws.

Under Rule 14a-8 of the Exchange Act, in order for a stockholder proposal to be included in our proxy solicitation materials for our Annual Meeting, it must be delivered to our Corporate Secretary at our principal executive offices no later than 120 days prior to the first anniversary of the date on which the prior year’s proxy statement was first released to stockholders. Provided, however, that if the date of the Annual Meeting is more than 30 days before or after the first anniversary of the prior year’s Annual Meeting, notice by the stockholder must be delivered within a reasonable time before we begin to print and send our proxy materials. All submissions must comply with all of the requirements of our bylaws and Rule 14a-8 of the Exchange Act.

Stockholders who intend to solicit proxies for the Annual Meeting in support of director nominees other than our nominees must provide notice that sets forth the information required by Rule 14a-19 promulgated under the Exchange Act and our bylaws no later than 60 days prior to the first anniversary of the prior year’s annual meeting of stockholders of the Company. However, if the date of the Annual Meeting is changed by more than 30 days before or after the first anniversary of the prior year’s annual meeting of the stockholders of the Company, or if no annual meeting of the stockholders of the Company was held in the prior year, notice by the stockholder, to be timely, must be delivered by the later of (i) 60 days prior to the date of the Annual Meeting or (ii) the 10th day following the date on which the date of the Annual Meeting is first publicly announced or disclosed by us.

Stockholders who wish to communicate with our Board of Directors or with specified individual directors may do so directly by writing to:

Board of Directors (or name of individual director)
c/o Corporate Secretary
Aytu BioPharma, Inc.
7900 East Union Avenue, Suite 920
Denver, Colorado 80237

We will forward all communications from stockholders to our full Board of Directors, to non-management directors or to an individual director that is most closely related to the subject matter of the communication, except for the following types of communications: (i) communications that advocate that we engage in illegal activity; (ii) communications that, under community standards, contain offensive or abusive content; (iii) communications that have no relevance to our business or operations; and (iv) mass mailings, solicitations and advertisements. The Corporate Secretary will determine when a communication is not to be forwarded. Our acceptance and forwarding of communications to directors does not imply that directors owe or assume any fiduciary duties to persons submitting the communications.

DIRECTOR COMPENSATION

Our current compensation package for non-employee directors consists of: (i) an annual cash retainer of $80,000 for the non-employee chair of the Board of Directors or lead independent director; (ii) $50,000 for each other director; (iii) $20,000 for each Audit Committee and Compensation Committee chair; (iv) $10,000 for the Nominating and Governance Committee chair; (v) $10,000 for each other committee member of the Audit Committee and Compensation Committee; (vi) $5,000 for each other committee member of the Nominating and Governance Committee; (vii) a grant of 6,500 restricted shares of stock or restricted stock units upon appointment to the Board; and (viii) an annual grant of 10,000 restricted shares of stock or restricted stock units thereafter.

The following table provides information regarding all compensation paid to non-employee directors of the Company during the fiscal year ended June 30, 2026:

	Fees Earned	Stock
Name	or Paid in Cash	Awards	Total
John A. Donofrio, Jr. (1)(2)	$115,000	$19,000	$134,000
Carl C. Dockery (1)(2)	$80,000	$19,000	$99,000
Abhinav “Abi” Jain (1)	$75,000	$19,000	$94,000
Vivian H. Liu (1)	$85,000	$19,000	$104,000

(1)

As of June 30, 2026, the number of unvested restricted shares held by each non-employee director was as follows: (i) 10,888 unvested restricted shares for Mr. Donofrio; (ii) 10,888 unvested restricted shares for Mr. Dockery; (iii) 10,670 unvested restricted shares for Mr. Jain; and (iv) 10,126 unvested restricted shares for Ms. Liu.

(2)	As of June 30, 2026, the number of vested stock options held was as follows: (i) 200 vested stock options for Mr. Donofrio and (ii) 200 vested stock options for Mr. Dockery.

EXECUTIVE COMPENSATION

In accordance with Item 402 of Regulation S-K promulgated by the SEC, we are required to disclose certain information regarding the makeup of and compensation of our Company’s NEOs. In establishing executive compensation, our Board of Directors is guided by the following goals:

●	compensation should consist of a combination of cash and equity awards that are designed to fairly pay the executive officers for work required for a company of our size and scope;

●	compensation should align the executive officers’ interests with the long-term interests of stockholders; and

●	compensation should assist with attracting and retaining qualified executive officers.

Executive Compensation Program Objectives

Executive Compensation Programs

Our Compensation Committee relies on experience with other companies in our industry and third-party industry compensation surveys, including those compiled and periodically provided to the Compensation Committee by Alvarez and Marsal Holdings, LLC (“A&M”), executive compensation data as reported in peer companies’ proxy statements, and internally generated comparisons of the various elements of total compensation to peer group companies (the “Peer Group”) to determine base salary, performance-based cash bonuses and performance-based equity awards and the portion of total compensation each element should comprise. Given our NEOs’ level of responsibility in the Company and impact on the performance of the Company, we believe that a larger portion of our NEOs’ compensation should be based on performance than that of our lower-level employees. Consistent with our compensation philosophy, we have structured each element of our compensation program as described below.

Our Peer Group

For determining compensation levels, our Compensation Committee, after consulting with A&M, chose a group of 15 companies to include in the Peer Group based on their similarity to us in terms of industry focus, stage of development, market capitalization size, revenues, financial position, entity size, pharmaceutical assets, business strategy, and the geographical location of the talent pool with which we compete. The market data for the Peer Group was drawn from publicly available documents and consisted of the following companies:

Aquestive Therapeutics, Inc.	Iterum Therapeutics plc
Assertio Holdings, Inc.	Journey Medical Corporation
Avadel Pharmaceuticals plc	Karyopharm Therapeutics, Inc.
Cumberland Pharmaceuticals, Inc.	OptiNose, Inc.
Esperion Therapeutics, Inc.	SCYNEXIS, Inc.
Eton Pharmaceuticals, Inc.	VYNE Therapeutics, Inc.
G1 Therapeutics, Inc.	Zevra Therapeutics, Inc.
Heron Therapeutics, Inc.

The data on the compensation practices of the Peer Group is gathered by our searches of publicly available information. Due to the variations between companies in reporting the individuals and roles for which compensation is disclosed, directly comparable information is not available from each peer company with respect to each of our NEOs. In considering the Peer Group compensation data, the Compensation Committee recognizes that executives at different companies can play significantly different roles, with different responsibilities and scope of work, even though they may hold similar titles or positions. Moreover, it is not always possible to determine the respective qualitative factors that may influence compensation from the publicly reported compensation data, such as scope of each NEO’s responsibilities, their performance during the period under consideration or their perceived importance to their companies’ business, strategy and objectives. Accordingly, the Compensation Committee looked to information about the Peer Group as one of a number of considerations in establishing executive compensation levels (as described in more detail below). In determining compensation for our NEOs, the Compensation Committee reviewed both Peer Group information and the collective experience of the members of our Compensation Committee and executive management to establish our compensation practices.

Executive Compensation Components

We have structured each element of our executive compensation package as follows:

Base Salary

We determine our NEOs’ salaries based on job responsibilities and individual experience, and we benchmark the amounts we pay against comparable competitive market compensation for similar positions within our Peer Group and industry. Specifically, we utilize information obtained from our comparison of Peer Group compensation data (the “Comparison Data”). Our Compensation Committee reviews the salaries of our NEOs annually, and our Compensation Committee grants increases in salaries based on a review of the Comparison Data and of individual performance during the prior calendar year provided that any increases are within the guidelines provided by A&M and determined by the Compensation Committee for each position. Guidelines are adjusted and modified on an annual basis based on information obtained from our review of the Comparison Data, as well as from our Compensation Committee’s and management’s experience and general employment market conditions for our industry and geographic area. Increases in base salary are based on individual performance as merit increases and on the Comparison Data as market increases; such increases are not automatic or guaranteed. Salary adjustments for our NEOs are discussed below under “Employment Agreements.”

Cash Bonus Plans

We award cash bonuses under the “Annual Bonus Plan” to our eligible NEOs based on our overall corporate performance, achievement of general corporate performance objectives established by our Board of Directors, and individual performance. The cash bonuses are based on an end-of-year assessment by our Compensation Committee. The corporate performance and the achievement of corporate objectives determine the percentage of the eligible cash bonus to be paid to each eligible NEO. Each eligible NEO’s individual performance is reviewed to determine how such NEO’s performance contributed to our overall corporate performance and achievement of corporate performance objectives. The Compensation Committee uses this information to determine the NEO’s cash bonus award, such that the percentage of the eligible bonus to be paid to an NEO may be increased, decreased or eliminated based on the individual performance review. Cash bonuses under the Annual Bonus Plan are based on the achievement of corporate performance objectives established by our Board of Directors at the beginning of each fiscal year and communicated to our NEOs. Each NEO’s target bonus opportunity is expressed as a percentage of base salary, and the Compensation Committee determines the percentage of the target bonus earned based on its assessment of the Company’s achievement of those objectives. The Compensation Committee retains discretion to increase, reduce or eliminate awards, and may modify the corporate objectives during the year to reflect significant changes in the Company’s business.

For fiscal 2026, our corporate performance objectives were as follows:

●	launching EXXUA by an established date;

●	achieving a certain EBITDA goal; and

●	achieving a certain net revenue goal for EXXUA.

Following the end of fiscal 2026, the Compensation Committee assessed the Company’s performance against these objectives and determined that the Company achieved the objectives of launching EXXUA by an established date and achieving a certain EBITDA goal. Based on this assessment, the Compensation Committee determined that the level of achievement against the fiscal 2026 corporate objectives resulted in a payout of 50% of each NEO’s target bonus opportunity, after considering the relative weighting and achievement of the objectives and each NEO’s individual performance, which was paid in fiscal 2027.

Equity Compensation

We award equity compensation to our NEOs based on the performance of the NEO and guidelines provided by A&M related to each NEO’s position in the Company. In addition, we rely on the assistance and recommendations of A&M with regards to peer practices and pay levels, as well as other relevant information regarding companies in our industry. We utilize the Comparison Data to modify and adjust our equity award guidelines. We typically base awards to newly hired employees on these guidelines, and we base awards to continuing employees on these guidelines along with an employee’s performance for the prior fiscal year. In determining the amount of awards, we generally do not consider an employee’s current equity ownership in the Company or the prior awards that are fully vested. Rather, we evaluate each employee’s awards based on the factors described above and competitive market factors in our industry.

Our equity awards typically vest over a three-year period subject to the continued service of the employee to the Company. One third (1/3) of the shares typically vest on the first anniversary of the award, with the remaining shares vesting monthly or quarterly in equal amounts over the remainder of the vesting period. We believe these vesting arrangements encourage our employees to continue service to the Company for a longer period of time and remain focused on our multi-year long-term commercialization programs.

In October 2025, the Compensation Committee initiated an annual equity award program for certain employees, including the NEOs. The Compensation Committee, following guidelines recommended by A&M, granted 22,500 shares of restricted stock to Joshua R. Disbrow; 17,500 shares of restricted stock to Mr. Selhorn; and 12,500 shares of restricted stock to both Jarrett T. Disbrow and Mr. Pyszczymuka. In July 2026, the Compensation Committee granted 30,000 shares of restricted stock to Joshua R. Disbrow; 25,000 shares of restricted stock to Mr. Selhorn; 20,000 shares of restricted stock to Mr. Pyszczymuka; and 15,000 shares of restricted stock to Jarrett T. Disbrow. These grants of restricted stock, subject to the continued service of the employee to the Company, will vest over a three-year period with one third (1/3) of the shares vesting on the first anniversary of the restricted stock award and the remaining shares vesting quarterly in equal amounts over the remainder of the vesting period.

Retirement Savings Plan

We maintain a 401(k) retirement savings plan for the benefit of our eligible employees. Employees may elect to contribute their compensation up to the statutorily prescribed limit. Through December 31, 2025, we matched 100% of the first 3% contributed by employees and matched 50% of the next 2% contributed by the employees. Beginning January 1, 2026, we match 100% of the first 5% contributed by employees.

Perquisites and Other Benefits

We annually review the perquisites that our NEOs receive. We offer short-term and long-term disability insurance plans to all of our employees, including all of our NEOs.

Compensation Process

The Compensation Committee reviews and approves the salaries and incentive compensation of our NEOs, executive and non-executive officers and non-employee directors and reviews and approves all new hire equity option awards to employees. In addition, the Compensation Committee approves equity awards for all employees as part of our annual performance review process. The agendas for meetings of the Compensation Committee are prepared by the Compensation Committee Chair in consultation with management. Our Chief Executive Officer and Chief Financial Officer typically attend the meetings of the Compensation Committee, but the Chief Executive Officer and the Chief Financial Officer do not participate in deliberations relating to their own compensation. In rendering its decisions, the Compensation Committee considers the recommendations of the Chief Executive Officer, with input by the Chief Financial Officer, the information regarding comparably sized companies in the pharmaceutical industry in the United States and its collective experience with other companies. Additionally, the Compensation Committee considers Comparison Data and information provided by A&M. The Compensation Committee reviews the performance and compensation of the Chief Executive Officer and Chief Financial Officer annually, in addition to all other executive and non-executive officers.

Our Compensation Committee also works with our Chief Executive Officer and Chief Financial Officer in evaluating the financial, accounting, tax and retention implications of our various compensation programs.

Effect of Accounting and Tax Treatment on Compensation Decisions

Generally, Section 162(m) of the IRC disallows a tax deduction to any publicly held corporation for any remuneration in excess of $1.0 million paid in any taxable year to a “covered employee,” which includes our chief executive officer, our chief financial officer, our three other most highly compensated executive officers and any individual who was a covered employee for any taxable year beginning after December 31, 2016. For taxable years beginning after December 31, 2026, covered employees also include the next five most highly compensated employees.

The 2017 tax reform legislation removed the “performance-based compensation” exception from Section 162(m). As a result, compensation paid to our covered employees in excess of $1.0 million generally is not deductible, other than certain compensation provided under a written binding contract in effect on November 2, 2017, that has not been materially modified. While the Compensation Committee considers the deductibility of compensation as one factor in determining executive compensation, the Compensation Committee believes that it is in the best interests of our stockholders to maintain flexibility in our approach to executive compensation and to structure a program that we consider to be the most effective in attracting, motivating and retaining key employees.

Clawback Policy

Effective December 1, 2023, the Company adopted a clawback policy (the “Clawback Policy”) to enable the Company to recover erroneously awarded compensation from covered executive officers in the event that the Company is required to prepare an accounting restatement, as defined within the policy. The Clawback Policy is designed to comply with, and shall be interpreted to be consistent with, Section 954 of the Dodd-Frank Act, as codified in Section 10D of the Exchange Act, Rule 10D-1 promulgated under the Exchange Act and Nasdaq listing standards. The Compensation Committee recognizes that maintaining a clawback policy represents an important protection for stockholders and is an important component of strong corporate governance.

The Clawback Policy provides for the reasonably prompt recovery (or clawback) of certain excess incentive-based compensation received during an applicable three-year recovery period by current or former executive officers in the event the Company is required to prepare an accounting restatement due to the material noncompliance with any financial reporting requirement under the securities laws. Triggering events include accounting restatements to correct an error in previously issued financial statements that is material to such previously issued financial statements, or that would result in a material misstatement if the error were corrected in the current period or left uncorrected in the current period. Excess incentive-based compensation for these purposes generally means the amount of incentive-based compensation received on or after October 2, 2023, by such executive officer that exceeds the amount of incentive-based compensation that would have been received by such executive officer had it been determined based on the restated amounts, without regard to any taxes paid. Incentive-based compensation potentially subject to recovery under the mandatory accounting restatement provisions of the Clawback Policy is generally limited to any compensation granted, earned or vested based wholly or in part on the attainment of one or more financial reporting measures.

In general, the Company may utilize a broad range of recoupment methods under the Clawback Policy for mandatory accounting restatement clawbacks. The Clawback Policy does not condition such clawback on the fault of the executive officer, but the Company is not required to claw back amounts in limited circumstances where the Compensation Committee has made a determination that recovery would be impracticable and (i) the Company has already attempted to recover such amounts but the direct expense paid to a third party in an effort to enforce the Clawback Policy would exceed the amount to be recovered; (ii) the recovery of amounts would violate applicable home country law; or (iii) the recovery would likely cause the non-compliance of a tax-qualified retirement plan under the Internal Revenue Code, and applicable regulations. Operation of the mandatory accounting restatement provisions of the Clawback Policy is subject to a brief phase-in process during the first few years after its effectiveness. The Company may not indemnify any such executive officer against the loss of such recovered compensation in the event of a mandatory accounting restatement.

Summary Compensation Table

The following table sets forth all cash compensation earned, as well as certain other compensation paid or accrued for the years ended June 30, 2026, and 2025, to each of the following NEOs:

Name and Principal Position	Year	Salary	Stock Awards (1)	Option Awards (1)	Non-Equity Incentive Plan Compensation (2)	All Other Compensation (4)	Total
Joshua R. Disbrow
Chief Executive Officer since April 2015	2026	$608,154	$42,750	$—	$177,000	$16,950	$844,854
	2025	$590,000	$—	$46,128	$247,800	$—	$883,928

Ryan J. Selhorn (3)
Chief Financial Officer, Corporate Secretary and Treasurer since November 2024	2026	$432,462	$33,250	$—	$84,000	$16,500	$566,212
	2025	$379,796	$24,780	$6,070	$128,000	$—	$538,646

Jarrett T. Disbrow
Chief Business Officer since November 2022	2026	$398,135	$23,750	$—	$96,563	$15,931	$534,379
	2025	$386,250	$—	$8,497	$154,500	$—	$549,247

Greg Pyszczymuka
Chief Commercial Officer since January 2022	2026	$434,300	$23,750	$—	$84,357	$16,511	$558,918
	2025	$401,403	$—	$8,497	$112,176	$—	$522,076

(1)

Stock awards and option awards are reported at fair value at the date of grant computed in accordance with Financial Accounting Standards Board Accounting Standards Codification Topic 718, “Compensation—Stock Compensation” (“FASB ASC Topic 718”).

(2)

The amounts reported in this column reflect annual cash incentive awards earned under our Annual Bonus Plan based on the achievement of our fiscal 2026 and fiscal 2025 corporate performance objectives, as determined by the Compensation Committee. For fiscal 2026, the amounts were determined by the Compensation Committee at 50% of each NEO’s target bonus opportunity and were paid in fiscal 2027. For fiscal 2025, Joshua R. Disbrow, Ryan J. Selhorn and Jarrett T. Disbrow received 31,446, 16,243 and 19,606, respectively, of fully vested restricted stock in lieu of cash of $62.0 thousand, $32.0 thousand and $38.6 thousand, respectively.

(3)

Mr. Selhorn was appointed to be the Chief Financial Officer, Corporate Secretary and Treasurer of the Company effective in November 2024. Please refer to Mr. Selhorn’s Amended and Restated Employment Agreement by and between Aytu BioPharma, Inc. and Ryan J. Selhorn dated November 11, 2024, which is filed as Exhibit 10.1 to the Company’s Current Report on Form 8-K filed on November 13, 2024, for further detail.

(4)	The amounts reported in this column reflect Company matching contributions under our 401(k) plan.

The Company reimburses the NEOs in accordance with the Company’s expense reimbursement policies for reasonable and necessary business expenses incurred in performing their duties, such as travel, primarily for business development as we grow and expand our product lines. The executive management team meets regularly and determines which activities they will work on based upon what is determined to be the most beneficial to the Company and our stockholders. No interest is paid on amounts reimbursed to the NEOs.

Outstanding Equity Awards at Fiscal Year-End

The following table lists all of the outstanding equity awards held as of June 30, 2026, for each of the following NEOs:

	Option Awards				Stock Awards
Name	Number of Securities Underlying Unexercised Options Exercisable	Number of Securities Underlying Unexercised Options Unexercisable	Option Exercise Price	Option Expiration Date	Number of Shares or Units of Stock That Have Not Vested	Market Value of Shares or Units of Stock That Have Not Vested (1)
Joshua R. Disbrow
Option award	500	—	$290.00	6/8/2030	—	$—
Option award	33,046	1,954	$1.73	8/11/2033	—	$—
Option award	19,966	18,034	$1.84	11/6/2034	—	$—
Stock award	—	—	$—	—	2	$4
Stock award	—	—	$—	—	37	$80
Stock award	—	—	$—	—	2,227	$4,788
Stock award	—	—	$—	—	22,500	$48,375

Ryan J. Selhorn
Option award	5,791	—	$4.00	10/1/2032	—	$—
Option award	4,721	279	$1.73	8/11/2033	—	$—
Option award	2,627	2,373	$1.84	11/6/2034	—	$—
Stock award	—	—	$—	—	7,035	$15,125
Stock award	—	—	$—	—	17,500	$37,625

Jarrett T. Disbrow
Option award	8,203	—	$4.00	10/1/2032	—	$—
Option award	6,609	391	$1.73	8/11/2033	—	$—
Option award	3,678	3,322	$1.84	11/6/2034	—	$—
Stock award	—	—	$—	—	2	$4
Stock award	—	—	$—	—	25	$54
Stock award	—	—	$—	—	1,687	$3,627
Stock award	—	—	$—	—	12,500	$26,875

Greg Pyszczymuka
Option award	7,031	—	$4.00	10/1/2032	—	$—
Option award	6,609	391	$1.73	8/11/2033	—	$—
Option award	3,678	3,322	$1.84	11/6/2034	—	$—
Stock award	—	—	$—	—	12,500	$26,875

(1)	Based on $2.15 per share, which was the closing price of our common stock as quoted on the Nasdaq Capital Market on June 30, 2026, the last trading day of fiscal 2026.

Pay versus Performance

As required by Section 953(a) of the Dodd-Frank Act and Item 402(v) of Regulation S-K, we are providing the following information about the relationship between the SEC-defined Compensation Actually Paid (“CAP”) to our NEOs and certain of our financial performance metrics during the fiscal years listed below.

The table below presents information on the CAP to our principal executive officer (“PEO”), and to our other NEOs in comparison to certain performance metrics for the fiscal years ended June 30, 2026, 2025, and 2024. The SEC-defined CAP data set forth in the table below does not reflect amounts actually paid, earned or received by our NEOs, and the metrics are not those that the Compensation Committee uses when setting executive compensation. Per SEC rules, CAP is calculated by adjusting the Summary Compensation Table (“SCT”) Total values for the applicable year as described in the footnotes to the table.

Year	Summary Compensation Table Total for PEO (1)	Compensation Actually Paid to PEO (1)(3)	Average Summary Compensation Table Total for Non-PEO NEOs (2)	Average Compensation Actually Paid to Non-PEO NEOs (2)(3)	Value of Initial Fixed $100 Investment Based on Total Shareholder Return (“TSR”)	Net Loss (in millions)
2026	$844,854	$854,767	$553,170	$557,638	$134.38	$(14.3)
2025	$883,928	$867,093	$462,089	$443,461	$136.25	$(13.6)
2024	$928,217	$919,184	$547,689	$564,935	$182.50	$(15.8)

(1)	The PEO for fiscal 2026, fiscal 2025 and fiscal 2024 was our Director and Chief Executive Officer, Joshua R. Disbrow.
(2)

Non-PEO NEOs reflect the average Summary Compensation Table total compensation and average Compensation Actually Paid for Ryan J. Selhorn, Jarrett T. Disbrow and Greg Pyszczymuka for fiscal 2026, Ryan J. Selhorn, Mark K. Oki, Jarrett T. Disbrow and Greg Pyszczymuka for fiscal 2025, and Mark K. Oki, Jarrett T. Disbrow and Greg Pyszczymuka for fiscal 2024. Ryan J. Selhorn was appointed Chief Financial Officer, Corporate Secretary and Treasurer in November 2024 and is therefore excluded from the pay versus performance calculations for fiscal 2024.

(3)	Deductions from, and additions to, total compensation in the Summary Compensation Table by fiscal year to calculate CAP include the following:
	Year Ended June 30, 2026		Year Ended June 30, 2025		Year Ended June 30, 2024
	PEO	Average Non-PEO NEOs	PEO	Average Non-PEO NEOs	PEO	Average Non-PEO NEOs
Total compensation from Summary Compensation Table	$844,854	$553,170	$883,928	$462,089	$928,217	$547,689

Adjustments for equity awards:
Adjustment for grant date values in the Summary Compensation Table	(42,750)	(26,917)	(46,128)	(23,493)	(55,017)	(14,147)
Year-end fair value of unvested awards granted in the current year	48,375	30,458	57,820	14,858	30,000	20,488
Fair values at vest date for awards granted and vested in the current year	—	—	—	—	—	—
Year-over-year difference of year-end fair values for unvested awards granted in prior years	(668)	(188)	(11,799)	(2,123)	2,991	5,238
Difference in fair values between prior year-end fair values and vest-date fair values for awards granted in prior years	4,956	1,115	(16,728)	(7,870)	12,993	5,667
Total adjustments for equity awards	9,913	4,468	(16,835)	(18,628)	(9,033)	17,246
Compensation Actually Paid	$854,767	$557,638	$867,093	$443,461	$919,184	$564,935

The graphs below illustrate the relationship for fiscal 2024, fiscal 2025 and fiscal 2026 of the CAP for our PEO and the average CAP for our other NEOs as calculated pursuant to SEC rules to (i) our total shareholder return (“TSR”) and (ii) our net loss (each as set forth in the table above). We do not utilize TSR or net loss in our executive compensation program; however, we do utilize other performance measures to align executive compensation with the Company’s performance. See the “Executive Compensation - Executive Compensation Program Objectives” section of this proxy statement for a description of the elements of compensation for our NEOs, including a description of the performance-based cash bonus component of our executives’ compensation, which is designed to provide appropriate incentives to our executives to achieve defined annual corporate goals and to reward our executives for individual achievement towards these goals. In addition, a significant portion of our executives’ compensation is delivered through equity awards in the form of stock options and restricted stock. These equity awards are intended to align the interests of our executives with stockholders and to incentivize and reward executives for stock price appreciation.

Employment Agreements

Joshua R. Disbrow Agreement

The Company entered into an employment agreement with Joshua R. Disbrow effective April 16, 2015 (the “Initial Disbrow Agreement”), in connection with his employment as Chief Executive Officer. On February 13, 2023, we entered into an amended and restated employment agreement with Joshua R. Disbrow (the “Amended and Restated Disbrow Agreement”). The Amended and Restated Disbrow Agreement supersedes the Initial Disbrow Agreement and any prior employment agreements or amendments with the Company. The Initial Disbrow Agreement was amended to: (i) provide for one-year employment terms with auto-renewal; (ii) modify the acceleration provision in connection with a change in control such that Joshua R. Disbrow would need to be terminated within 12 months following a change in control without “Cause” or resign for “Good Reason;” and (iii) provide associated changes to the “Cause” definition to (a) change material misconduct in connection with his employment to willful malfeasance or willful misconduct; and (b) change material breach of the employment agreement to willful and deliberate breach. The foregoing description of the Amended and Restated Disbrow Agreement is not complete and is qualified in its entirety by reference to the full text of the form of the Amended and Restated Disbrow Agreement, which was filed as Exhibit 10.45 to the Company’s Annual Report on Form 10-K filed on October 12, 2023.

Ryan J. Selhorn Agreement

On November 11, 2024, Mr. Selhorn was appointed by our Board of Directors as our Chief Financial Officer, Corporate Secretary and Treasurer and we entered into an amended and restated employment agreement with Mr. Selhorn (the “Selhorn Employment Agreement”). Pursuant to the Selhorn Employment Agreement, Mr. Selhorn will receive: an annual base salary of $400,000, and a target bonus of 40% of the base salary; a restricted stock grant of 14,000 shares of the Company’s common stock, subject to certain vesting provisions set forth therein; upon a termination without cause by the Company or for good reason, as those terms are defined in the Selhorn Employment Agreement, by Mr. Selhorn, a severance payment equal to his base salary plus any prorated incentive compensation earned, and a continuation of the Company’s portion of COBRA payments for a period of up to 12 months; and upon a termination without cause by the Company or a resignation of Mr. Selhorn for good reason within 12 months of a change in control, as defined in the Selhorn Employment Agreement, a payment equal to one times the base salary and the target annual incentive bonus compensation for the then-current year, up to 12 months of COBRA payments and accelerated vesting of all stock options or stock-based awards. The foregoing description of the Selhorn Employment Agreement is not complete and is qualified in its entirety by reference to the full text of the form of the Selhorn Employment Agreement, which is filed as Exhibit 10.1 to the Company’s Current Report on Form 8-K filed on November 13, 2024.

Jarrett T. Disbrow Agreement

On March 20, 2023, we entered into an amended and restated employment agreement with Jarrett T. Disbrow (the “Jarrett T. Disbrow Employment Agreement”). The Jarrett T. Disbrow Employment Agreement supersedes any prior employment agreements with the Company. The Jarrett T. Disbrow Employment Agreement was amended to: (i) modify the equity acceleration provision to conform to Joshua R. Disbrow’s agreement relating to the equity awards referenced and acceleration language; and (ii) provide associated changes to the “Cause” definition to (a) change material misconduct in connection with his other agreements with the Company, to willful malfeasance or willful misconduct; (b) make conforming changes related to Jarrett T. Disbrow’s unintended but material breach of the agreement, instead of a material and repeated breach; and (c) change gross negligence in connection with his employment to willful malfeasance. The foregoing description of the Jarrett T. Disbrow Employment Agreement is not complete and is qualified in its entirety by reference to the full text of the form of the Jarrett T. Disbrow Employment Agreement, which was filed as Exhibit 10.42 to the Company’s Annual Report on Form 10-K filed on September 26, 2024.

Greg Pyszczymuka Agreement

On March 21, 2023, we entered into an amended and restated employment agreement with Mr. Pyszczymuka (the “Pyszczymuka Employment Agreement”). The Pyszczymuka Employment Agreement supersedes any prior employment agreements with the Company. The Pyszczymuka Employment Agreement was amended to: (i) modify the equity acceleration provision to conform to the Amended and Restated Disbrow Agreement relating to the equity awards referenced and acceleration language; and (ii) provide associated changes to the “Cause” definition to (a) change material misconduct in connection with his other agreements with the Company, to willful malfeasance or willful misconduct; (b) make conforming changes related to Mr. Pyszczymuka’s unintended but material breach of the agreement, instead of a material and repeated breach; and (c) change gross negligence in connection with his employment to willful malfeasance. The foregoing description of the Pyszczymuka Employment Agreement is not complete and is qualified in its entirety by reference to the full text of the form of the Pyszczymuka Employment Agreement, which was filed as Exhibit 10.55 to the Company’s Annual Report on Form 10-K filed on October 12, 2023.

Payments Provided Upon Termination for Good Reason or Without Cause

Pursuant to the employment agreements, in the event employment is terminated without Cause by us or the officer terminates his employment with Good Reason, we will be obligated to pay him any accrued compensation and, in the case of Joshua R. Disbrow, (i) a lump sum payment equal to two and one half (2.5) times his base salary in effect at the date of termination; (ii) continued participation in the health and welfare plans for up to two years; and (iii) a pro-rata amount of the target bonus determined by the percentage of time he was employed during the fiscal year. Jarrett T. Disbrow shall receive (i) a lump sum payment equal to two times his base salary in effect at the date of termination; (ii) immediate vesting for the number of awards equal to 1/24th the number of awards multiplied by the number of full months of his employment; and (iii) continued participation in the health and welfare plans for up to two years. Mr. Selhorn shall receive (i) a payment equal to his base salary in effect at the date of termination; (ii) a pro-rata amount of any incentive compensation earned for the fiscal year in which the termination occurs; and (iii) continuation of the Company’s portion of COBRA premiums for up to 12 months. Mr. Pyszczymuka shall receive (i) a payment equal to his base salary in effect at the date of termination; (ii) immediate vesting of all stock-based awards; (iii) continued participation in the health and welfare plans for up to 12 months; and (iv) a pro-rata amount of the target bonus determined by the percentage of time he was employed during the fiscal year.

“Cause” means (i) willful malfeasance or willful misconduct in connection with his employment; (ii) conviction of, or entry of a plea of guilty to, or entry of a plea of nolo contendere with respect to, any crime other than a traffic violation or infraction which is a misdemeanor; (iii) willful and deliberate violation of a Company policy; (iv) unintended but material breach of any written policy applicable to all employees adopted by the Company which is not cured to the reasonable satisfaction of the Board of Directors within 30 business days after notice thereof; (v) the unauthorized use or disclosure of any proprietary information or trade secrets of the Company or any other party as to which the officer owes an obligation of nondisclosure as a result of the officer’s relationship with the Company; or (vi) the willful and deliberate breach of the employment agreement.

“Good Reason” means (i) there is a material reduction of the level of compensation (excluding any bonuses) except where there is a general reduction applicable to the management team generally; (ii) there is a material reduction in overall responsibilities or authority, or scope of duties; or (iii) without the officer’s written consent, a material change in the principal geographic location at which the officer must perform his services (it being understood that the relocation of the officer to a facility or a location within 40 miles of the State Capitol Building in Denver, Colorado shall not be deemed material for purposes of the employment agreements).

Payments Provided Upon a Change in Control

In the event the NEO’s employment is terminated within 12 months of a Change in Control of us, (i) all stock options, restricted stock, and other stock-based grants granted or that may be granted in the future by us to the NEO will immediately vest and become exercisable and (ii) continued participation in the health and welfare plans for up to 24 months for Joshua R. Disbrow and Jarrett T. Disbrow and 12 months for Mr. Selhorn and Mr. Pyszczymuka. Joshua R. Disbrow shall receive (i) a payment equal to two and one-half (2.5) times his base salary in effect at the date of the Change in Control and (ii) a pro-rata amount of the target bonus determined by the percentage of time he was employed during the fiscal year. Mr. Selhorn shall receive (i) an amount equal to one times the sum of his then current base salary (or his base salary in effect immediately prior to the Change in Control, if higher) and (ii) his target annual incentive compensation for the then-current fiscal year. Jarrett T. Disbrow shall receive a lump sum payment equal to two times his base salary in effect at the date of termination. Mr. Pyszczymuka shall receive (i) a payment equal to his base salary in effect at the date of the Change in Control and (ii) a pro-rata amount of the target bonus determined by the percentage of time he was employed during the fiscal year.

“Change in Control” means the occurrence of any of the following events:

●	the acquisition by any individual, entity, or group (within the meaning of Section 13(d)(3) or 14(d)(2) of the Exchange Act), other than the Company, or any of its Subsidiaries, of beneficial ownership (within the meaning of Rule 13d-3 promulgated under the Exchange Act) of 50% or more of the combined voting power or economic interests of the then outstanding voting securities of the Company entitled to vote generally in the election of directors (excluding any issuance of securities by the Company in a transaction or series of transactions made principally for bona fide equity financing purposes); or

●	the acquisition of the Company by another entity by means of any transaction or series of related transactions to which the Company is a party (including, without limitation, any stock acquisition, reorganization, merger or consolidation but excluding any issuance of securities by the Company in a transaction or series of transactions made principally for bona fide equity financing purposes) other than a transaction or series of related transactions in which the holders of the voting securities of the Company outstanding immediately prior to such transaction or series of related transactions retain, immediately after such transaction or series of related transactions, as a result of shares in the Company held by such holders prior to such transaction or series of related transactions, at least a majority of the total voting power represented by the outstanding voting securities of the Company or such other surviving or resulting entity (or if the Company or such other surviving or resulting entity is a wholly-owned subsidiary immediately following such acquisition, its parent); or

●	the sale or other disposition of all or substantially all of the assets of the Company in one transaction or series of related transactions.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT AND RELATED STOCKHOLDER MATTERS

The following table sets forth information with respect to the beneficial ownership of our common stock as of October 13, 2026, for:

●	each beneficial owner of more than 5% of our outstanding common stock;

●	each of our directors and NEOs; and

●	all of our directors and executive officers as a group.

Beneficial ownership is determined in accordance with the rules of the SEC. These rules generally attribute beneficial ownership of securities to persons who possess sole or shared voting power or investment power with respect to those securities and include common stock that can be acquired within 60 days of October 13, 2026. The percentage ownership information shown in the table is based upon 10,868,208 shares of common stock outstanding as of October 13, 2026.

Except as otherwise indicated, all of the shares reflected in the table are shares of common stock and all persons listed below have sole voting and investment power with respect to the shares beneficially owned by them, subject to applicable community property laws. The information is not necessarily indicative of beneficial ownership for any other purpose.

In computing the number of shares of common stock beneficially owned by a person and the percentage ownership of that person, we deemed outstanding shares of common stock subject to options and warrants held by that person that are immediately exercisable or exercisable within 60 days of October 13, 2026. We did not deem these shares outstanding, however, for the purpose of computing the percentage ownership of any other person. Beneficial ownership representing less than 1% is denoted with an asterisk (*). The information in the table below is based on information known to us or ascertained by us from public filings made by the stockholders. Except as otherwise indicated in the table below, addresses of the directors, executive officers and named beneficial owners are in care of Aytu BioPharma, Inc., 7900 East Union Avenue, Suite 920, Denver, Colorado 80237.

	Number of	Percentage of
	Shares	Shares
	Beneficially	Beneficially
	Owned	Owned
5% or more Beneficial Owners
Nantahala Capital Management, LLC (1)	1,086,812	10.00%
Stonepine Capital Management, LLC (2)	1,116,040	9.99%
AWM Investment Company, Inc. (3)	619,574	5.70%
Laurence W. Lytton (4)	553,037	4.99%

Non-employee Directors
John A. Donofrio, Jr. (5)	23,962	*
Carl C. Dockery (6)	31,352	*
Abhinav “Abi” Jain (7)	29,500	*
Vivian H. Liu (8)	29,825	*
Named Executive Officers
Joshua R. Disbrow (9)	299,034	2.74%
Ryan J. Selhorn (10)	88,999	*
Jarrett T. Disbrow (11)	96,621	*
Greg Pyszczymuka (12)	74,983	*
All directors and executive officers as a group, including those named above (eight persons)	674,276	6.14%

*	Represents beneficial ownership of less than 1%.
(1)

The number of shares is based on a Schedule 13D/A filed by Nantahala with the SEC on June 9, 2025. Based on such filing, Nantahala is deemed to have the voting and dispositive power with respect to 1,086,812 shares of common stock. Nantahala may exercise its warrants, up to a beneficial ownership cap of 9.99%. Nantahala also holds prefunded warrants to purchase 4,114,059 shares of common stock, none of which are included because Nantahala’s ownership of common stock exceeds the 9.99% limitation. Nantahala’s principal business office is at 130 Main Street, 2nd Floor, New Canaan, CT 06840.

(2)

The number of shares is based on a Schedule 13G/A filed by Stonepine Capital Management, LLC (“Stonepine”) with the SEC on August 13, 2025. Based on such filing, Stonepine is deemed to have the voting and dispositive power with respect to 812,676 shares of common stock. Stonepine may exercise its warrants, up to a beneficial ownership cap of 9.99%. Accordingly, the number of shares beneficially owned in this table includes warrants to purchase 303,364 shares of common stock, and excludes the remaining 2,958,736 shares issuable upon exercise of prefunded warrants held by Stonepine that are subject to the limitation. Stonepine’s principal business office is at 2900 NW Clearwater Drive, Suite 100-11, Bend, OR 97703.

(3)	The number of shares is based on a Schedule 13G/A filed by AWM Investment Company, Inc. (“AWM”) with the SEC on February 13, 2026. Based on such filing, AWM is deemed to have the voting and dispositive power with respect to 619,574 shares of common stock. AWM’s principal business office is at 527 Madison Avenue, Suite 2600, New York, NY 10022.
(4)	The number of shares is based on a Schedule 13G/A filed by Laurence W. Lytton (“Lytton”) with the SEC on August 14, 2026. Based on such filing, Lytton is deemed to have the voting and dispositive power with respect to 338,344 shares of common stock. Lytton may exercise his warrants, up to a beneficial ownership cap of 4.99%. Accordingly, the number of shares beneficially owned in this table includes warrants to purchase 214,693 shares of common stock, and excludes the remaining 516,973 shares issuable upon exercise of prefunded warrants held by Lytton that are subject to the limitation. Although Lytton’s beneficial ownership is limited to 4.99%, we have included Lytton in the table because of the significant number of additional shares underlying the prefunded warrants Lytton holds. Assuming exercise in full of all prefunded warrants held by Lytton, without regard to the 4.99% limitation, Lytton would hold 1,070,010 shares of common stock, or approximately 9.2% of our outstanding common stock. Lytton’s principal business office is at 567 Central Park West, New York, NY 10025.
(5)	Consists of (i) 13,000 shares of common stock, (ii) 10,762 unvested restricted shares and (iii) 200 shares of common stock issuable upon the exercise of vested options.
(6)	Consists of (i) 20,390 shares of common stock, (ii) 10,762 unvested restricted shares and (iii) 200 shares of common stock issuable upon the exercise of vested options.
(7)

Consists of (i) 19,500 shares of common stock and (ii) 10,000 unvested restricted shares. Mr. Jain is affiliated with Nantahala; however, the shares of common stock and unvested restricted shares totaling 29,500 are held by Mr. Jain in his individual capacity.

(8)	Consists of (i) 19,825 shares of common stock and (ii) 10,000 unvested restricted shares.
(9)

Consists of (i) 189,864 shares of common stock, (ii) 47,339 unvested restricted shares and (iii) 61,831 shares of common stock issuable upon the exercise of vested options. Does not include 116 shares of common stock held by an irrevocable trust for estate planning in which Joshua R. Disbrow is a beneficiary. Joshua R. Disbrow does not have or share investment control over the shares held by the trust, Joshua R. Disbrow is not the trustee of the trust (nor is any member of Joshua R. Disbrow’s immediate family) and Joshua R. Disbrow does not have or share the power to revoke the trust. As such, under Rule 16a-8(b) and related rules, Joshua R. Disbrow does not have beneficial ownership over the shares purchased and held by the trust.

(10)	Consists of (i) 32,156 shares of common stock, (ii) 42,587 unvested restricted shares and (iii) 14,256 shares of common stock issuable upon the exercise of vested options.
(11)	Consists of (i) 51,481 shares of common stock, (ii) 25,087 unvested restricted shares and (iii) 20,053 shares of common stock issuable upon the exercise of vested options.
(12)	Consists of (i) 27,727 shares of common stock, (ii) 28,375 unvested restricted shares and (iii) 18,881 shares of common stock issuable upon the exercise of vested options.

RELATED PARTY TRANSACTIONS

We describe below all transactions and series of similar transactions, other than compensation arrangements, during the last three fiscal years, to which we were a party or will be a party, in which:

●	the amounts involved exceeded or will exceed $120,000; and

●

any of our directors, executive officers or holders of more than 5% of our common stock, or any member of the immediate family of the foregoing persons, had or will have a direct or indirect material interest.

Jarrett T. Disbrow, the brother of Joshua R. Disbrow, our Director and Chief Executive Officer, is employed by us as our Chief Business Officer. During the year ended June 30, 2026, his total compensation, as reported in the Summary Compensation Table, was $534,379, which consists of $398,135 base salary, $96,563 cash bonus paid in fiscal 2027, grants of restricted stock of $23,750, and a Company 401(k) match of $15,931. He also receives benefits consistent with other employees serving in the same capacity.

Review, Approval or Ratification of Transactions with Related Persons

Effective upon its adoption in July 2016, pursuant to the Audit Committee Charter, the Audit Committee is responsible for reviewing and approving all related party transactions as defined under Item 404 of Regulation S-K, after reviewing each such transaction for potential conflicts of interest and other improprieties. Our policies and procedures for review and approval of transactions with related persons are in writing in our Code of Ethics and Business Conduct available on our website at https://www.aytubio.com under the “Investors—Corporate Governance” section.

Prior to the adoption of the Audit Committee Charter, and due to the small size of the Company, we did not have a formal written policy regarding the review of related party transactions, and relied on our Board of Directors to review, approve or ratify such transactions and identify and prevent conflicts of interest. Our Board of Directors reviewed any such transaction in light of the particular affiliation and interest of any involved director, officer or other employee or stockholder and, if applicable, any such person’s affiliates or immediate family members.

STOCKHOLDER COMMUNICATIONS

Stockholders may send any communications regarding Company business to the Board in care of our Corporate Secretary at our principal executive offices located at 7900 East Union Avenue, Suite 920, Denver, Colorado 80237. The Corporate Secretary will forward all such communications to the addressee.

DEADLINE FOR STOCKHOLDER PROPOSALS FOR THE 2028 ANNUAL MEETING OF STOCKHOLDERS

Under our bylaws, stockholder proposals to be considered at our 2028 annual meeting of stockholders (the “2028 Annual Meeting”) must be received by our Corporate Secretary at our principal executive offices by the 10th day following the date on which the date of the 2028 Annual Meeting is first publicly announced or disclosed by us.

Under SEC Rule 14a-8, in order for a stockholder proposal to be included in our proxy solicitation materials for our 2028 Annual Meeting, it must be delivered to our Corporate Secretary at our principal executive offices no later than 120 days prior to the Anniversary Date. Provided, however, that if the date of the 2028 Annual Meeting is more than 30 days before or after the Anniversary Date, notice by the stockholder must be delivered within a reasonable time before we begin to print and send our proxy materials. All submissions must comply with all of the requirements of our bylaws and Rule 14a-8 of the Exchange Act.

Stockholders who intend to solicit proxies for the 2028 Annual Meeting in support of director nominees other than our nominees must provide notice that sets forth the information required by Rule 14a-19 promulgated under the Exchange Act and our bylaws no later than the 10th day following the date on which the date of the 2028 Annual Meeting is first publicly announced or disclosed by us.

Stockholder proposals and notices should be mailed to Corporate Secretary, Aytu BioPharma, Inc., 7900 East Union Avenue, Suite 920, Denver, Colorado 80237.

COSTS OF PROXY SOLICITATION

Our directors, officers and employees may solicit proxies in person, by telephone, or by other means of communication. We will not pay our directors, officers and employees any additional compensation for soliciting proxies. We will bear the entire cost of soliciting proxies, including the preparation, assembly, printing and mailing of the proxy materials, and we will reimburse brokerage firms, banks and other nominees for their reasonable expenses in forwarding proxy materials to beneficial owners.

DELIVERY OF DOCUMENTS TO STOCKHOLDERS SHARING AN ADDRESS

The SEC has adopted rules that permit companies to deliver a single copy of the Notice of Internet Availability or proxy materials to multiple stockholders sharing an address unless a company has received contrary instructions from one or more of the stockholders at that address. Upon request, we will promptly deliver a separate copy of the Notice of Internet Availability or proxy materials to one or more stockholders at a shared address to which a single copy of proxy materials was delivered. Stockholders may request a separate copy of the Notice of Internet Availability or proxy materials by contacting us either by calling (720) 437-6580 or by mailing a request to Corporate Secretary, Aytu BioPharma, Inc., 7900 East Union Avenue, Suite 920, Denver, Colorado 80237. Stockholders at a shared address who receive multiple copies of proxy materials may request to receive a single copy of proxy materials in the future in the same manner as described above.

NOTICE AND ACCESS

Important Notice Regarding the Availability of Proxy Materials for the Annual Meeting to be held on December 10, 2026:

The notice of Annual Meeting, this proxy statement and the 2026 Annual Report are available at https://materials.proxyvote.com/054754.

We are furnishing the proxy materials to our stockholders under the SEC’s notice and access rules. Stockholders may also receive printed copies of each of these documents without charge by contacting us by mail at Corporate Secretary, Aytu BioPharma, Inc., 7900 East Union Avenue, Suite 920, Denver, Colorado 80237. Please include your contact information with the request.

APPENDIX A

2023 EQUITY INCENTIVE PLAN AMENDMENT

AMENDMENT NO. 2

TO THE

AYTU BIOPHARMA, INC. 2023 EQUITY INCENTIVE PLAN

Effective as of [•], 2026

WHEREAS, the Board of Directors (the “Board”) of Aytu BioPharma, Inc. (the “Company”) heretofore established the Aytu BioPharma, Inc. 2023 Equity Incentive Plan (as amended, the “Plan”); and

WHEREAS, the Plan was previously amended, effective as of May 21, 2025, to increase the number of shares available for issuance thereunder (the “First Amendment”); and

WHEREAS, the Board desires to further amend the Plan to increase the number of shares available for issuance thereunder by 500,000 shares; and

WHEREAS, the Board has the right to amend the Plan with respect to certain matters; and

WHEREAS, the Board has approved and authorized this Amendment No. 2 to the Plan (this “Amendment”) and has recommended that the stockholders of the Company approve this Amendment.

NOW, THEREFORE, BE IT RESOLVED, that the Plan is hereby amended, subject to and effective as of the date of stockholder approval hereof, in the following particulars:

1.Subject to approval of the Company’s stockholders, the Plan is hereby amended, so that Section 4(a)(i), as previously amended by the First Amendment, reads in its entirety as follows:

(i)1,000,000 Shares, plus

2.Except as specifically set forth herein, the terms of the Plan shall be and remain unchanged, and the Plan as amended shall remain in full force and effect.

IN WITNESS WHEREOF, the Company has caused this Amendment No. 2 to the Aytu BioPharma, Inc. 2023 Equity Incentive Plan to be executed by a duly authorized officer on [•], 2026.

AYTU BIOPHARMA, INC. By: ______________________________ Name: Joshua R. Disbrow Title: Chief Executive Officer

APPENDIX B

AYTU BIOPHARMA, INC.

2027 EMPLOYEE STOCK PURCHASE PLAN

(As Adopted ____________, 20__)

1.  General.

(a)  Purpose.  The purpose of the Plan is to provide employees of the Company and its Designated Subsidiaries with an opportunity to purchase Common Stock through accumulated payroll deductions. The Company’s intention is to have the Plan and Offerings thereunder qualify as an “employee stock purchase plan” under Section 423 of the Code. The provisions of the Plan, accordingly, will be construed so as to extend and limit Plan participation in a uniform and nondiscriminatory basis consistent with the requirements of Section 423 of the Code.

(b)  Effectiveness.  The first Offering Period under the Plan will commence on the first Trading Day on or after July 1, 2027, as provided in Section 4.

2.  Definitions.  As used herein, the following definitions will apply:

“Administrator” means the Board, the Compensation Committee of the Board or any other Committee designated by the Board to administer the Plan pursuant to Section 14.

“Applicable Laws” means the requirements relating to the administration of equity-based awards under U.S. state corporate laws, U.S. federal and state securities laws, the Code, any stock exchange or quotation system on which the Common Stock is listed or quoted and the applicable laws of any foreign country or jurisdiction where awards are, or will be, granted under the Plan.

“Board” means the Board of Directors of the Company.

“Change in Control” means the occurrence of any of the following events:

(i)  Any “person” (as such term is used in Sections 13(d) and 14(d) of the Exchange Act) becomes the “beneficial owner” (as defined in Rule 13d-3 of the Exchange Act), directly or indirectly, of securities of the Company representing fifty percent (50%) or more of the total voting power represented by the Company’s then outstanding voting securities; or

(ii)  The consummation of the sale or disposition by the Company of all or substantially all of the Company’s assets; or

(iii)  The consummation of a merger or consolidation of the Company with any other corporation, other than a merger or consolidation which would result in the voting securities of the Company outstanding immediately prior thereto continuing to represent at least fifty percent (50%) of the total voting power represented by the voting securities of the Company or such surviving entity or its parent outstanding immediately after such merger or consolidation; or

(iv)  A change in the composition of the Board occurring within a two (2)‑year period, as a result of which less than a majority of the Directors are Incumbent Directors.

“Code” means the Internal Revenue Code of 1986, as amended. Any reference to a section of the Code herein will be a reference to any successor or amended section of the Code.

“Committee” means a committee of the Board appointed in accordance with Section 14 hereof.

“Common Stock” means the common stock of the Company.

“Company” means Aytu BioPharma, Inc., a Delaware corporation.

“Compensation” means an Employee’s base straight time gross earnings and commissions, exclusive of payments for overtime, shift premium, incentive compensation, incentive payments, bonuses and other compensation.

“Designated Subsidiary” means any Subsidiary that has been designated by the Administrator from time to time in its sole discretion as eligible to participate in the Plan or any Offering.

“Director” means a member of the Board.

“Eligible Employee” means any individual who is a common law employee of an Employer, is customarily employed for more than twenty (20) hours per week and more than five (5) months per calendar year, and who has been continuously employed by an Employer for at least six (6) months as of the applicable Offering Date. For purposes of the Plan, the employment relationship will be treated as continuing intact while the individual is on sick leave or other leave of absence that the Employer approves. Where the period of leave exceeds ninety (90) days and the individual’s right to reemployment is not guaranteed either by statute or by contract, the employment relationship will be deemed to have terminated on the ninety-first (91st) day of such leave. The Administrator, in its discretion, from time to time may, prior to the Offering Date of an Offering, determine (on a uniform and nondiscriminatory basis) that the definition of Eligible Employee will or will not include an individual to the extent permitted by Section 423(b)(4) of the Code if the Participant: (i) has not completed at least two (2) years of service since his or her last hire date (or such lesser period of time as may be determined by the Administrator, including the six (6)‑month requirement set forth above), (ii) customarily works twenty (20) hours or less per week, (iii) customarily works not more than five (5) months per calendar year, or (iv) is a highly compensated employee under Section 414(q) of the Code. Notwithstanding any provision of the Plan, the Administrator may in its sole discretion prior to the Offering Date of an Offering determine that citizens or residents of a foreign jurisdiction shall not be Eligible Employees to the extent permitted or required under Section 423 of the Code. For rules regarding participation of foreign Subsidiaries, Section 27 shall govern.

“Employer” means any one or all of the Company and its Designated Subsidiaries.

“Exchange Act” means the Securities Exchange Act of 1934, as amended, including the rules and regulations promulgated thereunder.

“Exercise Date” means the last Trading Day of each Purchase Period. Notwithstanding the foregoing, the Administrator, in its discretion, from time to time may, prior to the Offering Date of an Offering, determine (on a uniform and nondiscriminatory basis) when the Exercise Dates will occur during a Purchase Period.

“Fair Market Value” means, with respect to shares of Common Stock, the fair market value of such property determined by such methods or procedures as shall be established from time to time by the Administrator. Notwithstanding the foregoing, unless otherwise determined by the Administrator, the Fair Market Value of shares of Common Stock on a given date for purposes of the Plan shall be the closing sale price of the shares as reported on The Nasdaq Capital Market (or such other national securities exchange on which the Common Stock is then listed) on such date or, if such exchange is not open for trading on such date, on the most recent preceding date when such exchange is open for trading.

“Fiscal Year” means the fiscal year of the Company.

“Incumbent Director” means a Director who either (i) is a member of the Board as of the date the Plan is adopted by the Board or (ii) is elected, or nominated for election, to the Board with the affirmative votes of at least a majority of the Incumbent Directors at the time of such election or nomination; provided, however, that an individual will not be an Incumbent Director if such individual’s initial assumption of office occurs as a result of an actual or threatened election contest with respect to the election or removal of directors, or other actual or threatened solicitation of proxies or consents, by or on behalf of a person other than the Board.

“New Exercise Date” means a new Exercise Date set by shortening any Offering Period then in progress.

“Offering” means the grant of Options to purchase shares of Common Stock under the Plan to Eligible Employees. The terms of each Offering need not be identical; provided, however, that the rights and privileges established with respect to an Offering will apply in an identical manner to all employees of the Company and each Designated Subsidiary that are granted Options under the Offering.

“Offering Date” means the first Trading Day of each Offering Period.

“Offering Period” means the period of time the Administrator may determine prior to an Offering Date, for Options to be granted on such Offering Date, during which an Option granted under the Plan may be exercised, not to exceed twenty-seven (27) months. Unless the Administrator provides otherwise, Offering Periods will have a duration of approximately six (6) months (i) commencing on the first Trading Day on or after January 1 of each year and terminating on the last Trading Day in the period ending the following June 30, approximately six (6) months later, and (ii) commencing on the first Trading Day on or after July 1 of each year and terminating on the last Trading Day in the period ending the following December 31, approximately six (6) months later. The first Offering Period under the Plan will commence on the first Trading Day on or after July 1, 2027, and will end on the last Trading Day on or before December 31, 2027. The duration and timing of Offering Periods may be changed pursuant to Sections 4, 19 and 20.

“Officer” means a person who is an officer of the Company within the meaning of Section 16 of the Exchange Act and the rules and regulations promulgated thereunder.

“Option” means an option to purchase shares of Common Stock granted pursuant to the Plan.

“Parent” means a “parent corporation,” whether now or hereafter existing, as defined in Section 424(e) of the Code.

“Participant” means an Eligible Employee who holds an outstanding Option granted pursuant to the Plan.

“Plan” means this Aytu BioPharma, Inc. 2027 Employee Stock Purchase Plan, as set forth herein and as may be amended from time to time.

“Purchase Period” means the period during an Offering Period during which shares of Common Stock may be purchased on a Participant’s behalf in accordance with the terms of the Plan or Offering. Unless and until the Administrator provides otherwise, the Purchase Period will have the same duration and coincide with the length of the Offering Period.

“Purchase Price” shall be determined by the Administrator (on a uniform and nondiscriminatory basis) prior to an Offering Date for all Options to be granted on such Offering Date, subject to compliance with Section 423 of the Code and Treasury regulations promulgated thereunder (or any successor rule or provision or any other Applicable Laws) or pursuant to Section 20. Unless and until the Administrator provides otherwise with respect to an Offering, the Purchase Price will be equal to eighty-five percent (85%) of the Fair Market Value of a share of Common Stock on the Offering Date or the Exercise Date, whichever is lower.

“Securities Act” means the Securities Act of 1933, as amended, including the rules and regulations promulgated thereunder.

“Subsidiary” means a “subsidiary corporation,” whether now or hereafter existing, as defined in Section 424(f) of the Code.

“Trading Day” means a day on which the national stock exchange upon which the Common Stock is listed is open for trading.

3.  Eligibility.

(a)  Offering Periods.  Any individual who is an Eligible Employee on a given Offering Date of any Offering Period will be eligible to participate in the Plan, subject to the requirements of Section 5.

(b)  Limitations.  Any provisions of the Plan to the contrary notwithstanding, no Eligible Employee will be granted an Option under the Plan (i) to the extent that, immediately after the grant, such Eligible Employee (or any other person whose stock would be attributed to such Eligible Employee pursuant to Section 424(d) of the Code) would own capital stock of the Company or any Parent or Subsidiary of the Company and/or hold outstanding options to purchase such stock possessing five percent (5%) or more of the total combined voting power or value of all classes of the capital stock of the Company or of any Parent or Subsidiary of the Company, or (ii) to the extent that his or her rights to purchase stock under all employee stock purchase plans (as defined in Section 423 of the Code) of the Company or any Parent or Subsidiary of the Company accrues at a rate which exceeds twenty-five thousand dollars ($25,000) worth of stock (determined at the Fair Market Value of the stock at the time such Option is granted) for each calendar year in which such Option is outstanding at any time.

4.  Offering Periods.  The Plan will be implemented by consecutive Offering Periods with a new Offering Period commencing on the first Trading Day on or after January 1 and July 1 each year, or on such other date as the Administrator will determine, and continuing thereafter until terminated in accordance with Section 20 hereof. The first Offering Period under the Plan will commence on the first Trading Day on or after July 1, 2027, and will end on the last Trading Day on or before December 31, 2027, approximately six (6) months later. The Administrator will have the power to change the duration of Offering Periods (including the commencement dates thereof) with respect to future Offerings without stockholder approval if such change is announced prior to the scheduled beginning of the first Offering Period to be affected thereafter.

5.  Participation.  An Eligible Employee may participate in the Plan pursuant to Section 3 by (a) submitting to the Company’s payroll office (or its designee), on or before a date prescribed by the Administrator prior to an applicable Offering Date, a properly completed subscription agreement authorizing payroll deductions in the form provided by the Administrator for such purpose, or (b) following an electronic or other enrollment procedure prescribed by the Administrator.

6.  Payroll Deductions.

(a)  At the time a Participant enrolls in the Plan pursuant to Section 5, the Participant will elect to have payroll deductions made on each payday during the Offering Period in an amount not exceeding thirty percent (30%) of the Compensation which the Participant receives on each payday during the Offering Period; provided, however, that should a payday occur on an Exercise Date, a Participant will have the payroll deductions made on such day applied to his or her account under the subsequent Purchase or Offering Period. A Participant’s subscription agreement will remain in effect for successive Offering Periods unless terminated as provided in Section 10 hereof.

(b)  Payroll deductions for a Participant will commence on the first payday following the Offering Date and will end on the last payday prior to the Exercise Date of such Offering Period to which such authorization is applicable, unless sooner terminated by the Participant as provided in Section 10 hereof.

(c)  All payroll deductions made for a Participant will be credited to his or her account under the Plan and will be withheld in whole percentages only. A Participant may not make any additional payments into such account.

(d)  A Participant may discontinue his or her participation in the Plan as provided in Section 10. A Participant may decrease (but may not increase) the rate of his or her payroll deductions during an Offering Period by submitting a new subscription agreement or following an electronic or other procedure prescribed by the Administrator, in whole percentages only. Any such decrease will become effective as soon as administratively practicable following the Company’s receipt of the Participant’s election and will remain in effect for the remainder of the Offering Period and for successive Offering Periods unless changed by the Participant in accordance with the Plan.

(e)  Notwithstanding the foregoing, to the extent necessary to comply with Section 423(b)(8) of the Code and Section 3(b), or if the Administrator reasonably anticipates a Participant has contributed a sufficient amount to purchase a number of shares of Common Stock equal to or in excess of the applicable limit for such Offering Period, a Participant’s payroll deductions may be decreased to zero percent (0%) at any time during an Offering Period. Payroll deductions will recommence at the rate originally elected by the Participant effective as of the beginning of the first Offering Period which is scheduled to end in the following calendar year, unless terminated by the Participant as provided in Section 10.

(f)  At the time the Option is exercised, in whole or in part, or at the time some or all of the Common Stock issued under the Plan is disposed of, the Participant must make adequate provision for the Company’s or Employer’s federal, state, or any other tax liability, if any, which arise upon the exercise of the Option or the disposition of the Common Stock. At any time, the Company or the Employer may, but will not be obligated to, withhold from the Participant’s compensation the amount necessary for the Company or the Employer to meet applicable withholding obligations.

(g)  Notwithstanding any provision of the Plan, no payroll deductions may commence during an Offering Period unless the shares of Common Stock to be issued upon exercise of the Options granted in the Offering are covered by an effective registration statement pursuant to the Securities Act. If on an Offering Date the shares of Common Stock are not so registered, no payroll deductions shall take effect on such Offering Date, and the Offering Date shall be delayed until the shares of Common Stock are subject to such an effective registration statement.

7.  Grant of Option.  On the Offering Date of each Offering, each Eligible Employee participating in such Offering will be granted an Option to purchase on each Exercise Date during the applicable Offering Period (at the applicable Purchase Price) up to a number of shares of Common Stock determined by dividing such Eligible Employee’s payroll deductions accumulated prior to such Exercise Date and retained in the Eligible Employee’s account as of the Exercise Date by the applicable Purchase Price; provided that such purchase will be subject to the limitations set forth in Sections 3(b) and 13. The Option will expire on the last day of the Offering Period.

8.  Exercise of Option.

(a)  Unless a Participant withdraws from the Plan as provided in Section 10, his or her Option will be exercised automatically on the Exercise Date, and the accumulated payroll deductions in his or her account will be applied as promptly as practicable to purchase the maximum number of full shares subject to the Option for such Participant at the applicable Purchase Price. No fractional shares of Common Stock will be purchased. Any payroll deductions remaining in a Participant’s account after the Exercise Date, including any amount that is not sufficient to purchase a full share, will not be carried forward to any subsequent Offering Period and will be returned to the Participant, without interest, as promptly as practicable after the Exercise Date. During a Participant’s lifetime, a Participant’s Option to purchase shares hereunder is exercisable only by him or her.

(b)  Notwithstanding any contrary Plan provision, if the Administrator determines that, on a given Exercise Date, the number of shares of Common Stock with respect to which Options are to be exercised may exceed the number of shares available for sale under the Plan, the Administrator may in its sole discretion provide that the Company will make a pro rata allocation of the shares of Common Stock available for purchase in as uniform a manner as will be practicable and as it will determine in its sole discretion to be equitable among all Participants, and either (A) continue all Offering Periods then in effect or (B) terminate any or all Offering Periods then in effect pursuant to Section 20.

9.  Delivery and Transferability of Shares.  As soon as reasonably practicable after each Exercise Date on which a purchase of shares of Common Stock occurs, the Company will arrange the delivery to each Participant of the shares purchased upon exercise of his or her Option in a form determined by the Administrator (in its sole discretion) and pursuant to rules established by the Administrator. The Company may permit or require that shares be deposited directly with a broker designated by the Company or to a designated agent of the Company, and the Company may utilize electronic or automated methods of share transfer. No Participant will have any voting, dividend, or other stockholder rights with respect to shares of Common Stock subject to any Option granted under the Plan until such shares have been purchased and delivered to the Participant as provided in this Section 9.

Shares of Common Stock purchased under the Plan will be issued directly in the name of the Participant (or, if applicable, the Participant and his or her spouse) and, upon delivery, will be freely transferable by the Participant, subject only to (i) Applicable Laws, including the Securities Act and the Exchange Act, (ii) the Company’s insider trading policy, and any blackout periods or pre-clearance procedures thereunder, as in effect from time to time, and (iii) Section 29. The Plan does not impose any holding period or other contractual restriction on the sale or transfer of shares of Common Stock following their purchase and delivery. Nothing in this Section 9 will limit the Company’s ability to establish procedures to track dispositions of shares purchased under the Plan for purposes of Section 423 of the Code and related tax reporting and withholding.

10.  Withdrawal.

(a)  Pursuant to procedures established by the Administrator, a Participant may withdraw all but not less than all of the payroll deductions credited to his or her account and not yet used to exercise his or her Option under the Plan at any time by submitting notice of withdrawal in the form prescribed by the Administrator or by following an electronic or other withdrawal procedure prescribed by the Administrator. All of the Participant’s payroll deductions credited to his or her account will be paid to such Participant as promptly as practicable after receipt of notice of withdrawal and such Participant’s Option for the Offering Period will be automatically terminated. If a Participant withdraws from an Offering, payroll deductions will not resume at the beginning of the succeeding Offering Period unless the Participant re-enrolls in the Plan in accordance with the provisions of Section 5 hereof.

(b)  A Participant’s withdrawal from an Offering will not have any effect upon his or her eligibility to participate in any similar plan which may hereafter be adopted by the Company or in succeeding Offerings which commence after the termination of the Offering from which the Participant withdraws.

11.  Termination of Employment.  Upon a Participant’s ceasing to be an Eligible Employee, for any reason, the Participant will be deemed to have elected to withdraw from the Plan and the payroll deductions credited to such Participant’s account during the Offering Period but not yet used to purchase shares of Common Stock under the Plan will be returned to such Participant or, in the case of his or her death, to the person or persons entitled thereto under Section 15, and such Participant’s Option will be automatically terminated.

12.  Interest.  No interest will accrue on the payroll deductions of a Participant in the Plan.

13.  Stock.

(a)  Subject to adjustment upon changes in capitalization of the Company as provided in Section 19 hereof, the maximum number of shares of Common Stock which will be made available for sale under the Plan will be 500,000 shares.

(b)  Until the shares are issued (as evidenced by the appropriate entry on the books of the Company or of a duly authorized transfer agent of the Company), a Participant will only have the rights of an unsecured creditor with respect to such shares, and no right to vote or receive dividends or any other rights as a stockholder will exist with respect to such shares.

(c)  Shares of Common Stock purchased under the Plan will be issued, registered, deposited or otherwise credited in the manner provided in Section 9 and pursuant to procedures established by the Administrator.

14.  Administration.  The Plan will be administered by the Compensation Committee of the Board, which Committee will be constituted to comply with Applicable Laws (the Compensation Committee, or any other Committee or the Board to the extent it administers the Plan, being the “Administrator”). The Administrator will have full and exclusive discretionary authority, subject to, and within the limitations of, the express provisions of the Plan:

(i)  To determine how and when Options to purchase shares of Common Stock shall be granted and the provisions of each Offering of such Options (which need not be identical);

(ii)  To designate from time to time which Subsidiaries of the Company shall be eligible to participate in the Plan as Designated Subsidiaries;

(iii)  To construe, interpret and apply the terms of the Plan and, in the exercise of this power, correct any defect, omission or inconsistency in the Plan, in a manner and to the extent it shall deem necessary or expedient to make the Plan fully effective;

(iv)  To determine eligibility and to adjudicate all disputed claims filed under the Plan;

(v)  To adopt rules or procedures relating to the operation and administration of the Plan, including rules and procedures regarding eligibility to participate, the definition of Compensation, handling of payroll deductions, making of contributions to the Plan, payment of interest, withholding procedures and handling of stock certificates which vary with local requirements;

(vi)  To adopt such procedures and sub-plans as are necessary or appropriate to permit participation in the Plan by Employees who are foreign nationals or employed outside the United States; and

(vii)  Generally, to exercise such powers and to perform such acts as it deems necessary or expedient to promote the best interests of the Company and its Subsidiaries and to carry out the intent that the Plan be treated as a tax-qualified employee stock purchase plan.

Every finding, decision and determination made by the Administrator will, to the full extent permitted by law, be final and binding upon all parties. The Board may retain the authority to concurrently administer the Plan with the Committee and may, at any time, revert to the Board some or all of the powers previously delegated.

15.  Death of Participant.  In the event of the death of a Participant, the Company shall deliver any remaining cash balance to the executor or administrator of the estate of the Participant, or if no such executor or administrator has been appointed (to the knowledge of the Company), the Company, in its discretion, may deliver such cash balance to the spouse or to any one or more dependents or relatives of the Participant, or if no spouse, dependent or relative is known to the Company, then to such other person as the Company may designate. All shares held by a broker or designated agent of the Company shall be delivered to such beneficiary named under the brokerage or agent account (or if there is no such beneficiary, as provided under the account).

16.  Transferability.  Neither payroll deductions credited to a Participant’s account nor any rights with regard to the exercise of an Option or to receive shares of Common Stock under the Plan may be assigned, transferred, pledged or otherwise disposed of in any way (other than by will, the laws of descent and distribution or as provided in Section 15 hereof) by the Participant. Any such attempt at assignment, transfer, pledge or other disposition will be without effect, except that the Company may treat such act as an election to withdraw from an Offering in accordance with Section 10 hereof.

17.  Use of Funds; Unfunded Plan.  The Company may use all payroll deductions received or held by it under the Plan for any corporate purpose, and the Company will not be obligated to segregate such payroll deductions. Until shares of Common Stock are issued, Participants will only have the rights of an unsecured creditor with respect to such shares. The Plan is unfunded. The Plan does not create a trust or any other fiduciary relationship, does not hold any assets, and does not maintain any separate fund or account on behalf of Participants other than the individual bookkeeping accounts described in Section 18. Participants have no investment discretion with respect to payroll deductions, which may be applied only to the purchase of shares of Common Stock under the Plan or returned to the Participant as provided herein. No interest will accrue or be paid on payroll deductions, as provided in Section 12. The Plan is not intended to be, and will not be construed as, an “employee benefit plan” subject to the Employee Retirement Income Security Act of 1974, as amended.

18.  Reports.  Individual bookkeeping accounts will be maintained for each Participant in the Plan. Statements of account will be given to participating Eligible Employees at least annually, which statements will set forth the amounts of payroll deductions, the Purchase Price, the number of shares of Common Stock purchased and the remaining cash balance, if any. Notwithstanding the foregoing, all payroll deductions received under the Plan shall be deposited with the general funds of the Company except where applicable law requires that contributions be deposited with an independent third party.

19.  Adjustments, Dissolution, Liquidation, Merger or Change in Control.

(a)  Adjustments.  In the event that any dividend or other distribution, recapitalization, stock split, reverse stock split, reorganization, merger, consolidation, split-up, spin-off, combination, repurchase, or exchange of Common Stock or other securities of the Company, or other change in the corporate structure of the Company affecting the Common Stock occurs, the Administrator, in order to prevent dilution or enlargement of the benefits or potential benefits intended to be made available under the Plan, will, in such manner as it may deem equitable, adjust the number and class of Common Stock which may be delivered under the Plan, the Purchase Price per share and the number of shares of Common Stock covered by each Option under the Plan which has not yet been exercised, and the numerical limits of Section 13 hereof.

(b)  Dissolution or Liquidation.  In the event of the proposed dissolution or liquidation of the Company, any Offering Period then in progress will be shortened by setting a New Exercise Date, and will terminate immediately prior to the consummation of such proposed dissolution or liquidation, unless provided otherwise by the Administrator. The Administrator will notify each Participant in writing, at least ten (10) business days prior to the New Exercise Date, that the Exercise Date for the Participant’s Option has been changed to the New Exercise Date and that the Participant’s Option will be exercised automatically on the New Exercise Date, unless prior to such date the Participant has withdrawn from the Offering Period as provided in Section 10 hereof.

(c)  Merger or Change in Control.  In the event of a merger or Change in Control, each outstanding Option will be assumed or an equivalent option or right substituted by the successor corporation or a Parent or Subsidiary of the successor corporation. In the event that the successor corporation refuses to assume or substitute for the Option, the Offering Period with respect to which such Option relates will be shortened by setting a New Exercise Date and will end on the New Exercise Date. The Administrator will notify each Participant in writing prior to the New Exercise Date, that the Exercise Date for the Participant’s Option has been changed to the New Exercise Date and that the Participant’s Option will be exercised automatically on the New Exercise Date, unless prior to such date the Participant has withdrawn from the Offering Period as provided in Section 10 hereof.

20.  Amendment or Termination.

(a)  The Administrator, in its sole discretion, may amend, suspend, or terminate the Plan, or any part thereof, at any time and for any reason. If the Plan is terminated, the Administrator, in its discretion, may elect to terminate all outstanding Offering Periods either immediately or upon completion of the purchase of shares of Common Stock on the next Exercise Date, or may elect to permit Offering Periods to expire in accordance with their terms. If the Offering Periods are terminated prior to expiration, all amounts then credited to Participants’ accounts which have not been used to purchase shares of Common Stock will be returned to the Participants (without interest thereon, except as otherwise required under local laws) as soon as administratively practicable.

(b)  Without stockholder consent and without limiting Section 20(a), the Administrator will be entitled to change the Offering Periods, limit the frequency and/or number of changes in the amount withheld during an Offering Period, establish the exchange ratio applicable to amounts withheld in a currency other than U.S. dollars, permit payroll withholding in excess of the amount designated by a Participant in order to adjust for delays or mistakes in the Company’s processing of properly completed withholding elections, establish reasonable waiting and adjustment periods and/or accounting and crediting procedures, and establish such other limitations or procedures as the Administrator determines in its sole discretion advisable which are consistent with the Plan.

(c)  In the event the Administrator determines that the ongoing operation of the Plan may result in unfavorable financial accounting consequences, the Administrator may, in its discretion and to the extent necessary or desirable, modify, amend or terminate the Plan to reduce or eliminate such accounting consequence, including amending the Plan to conform with the safe harbor definition under FASB ASC Topic 718, altering the Purchase Price for any Offering Period, shortening any Offering Period by setting a New Exercise Date, allocating shares, reducing the maximum percentage of Compensation a Participant may elect to set aside as payroll deductions, and reducing the maximum number of shares a Participant may purchase during any Offering Period. Such modifications or amendments will not require stockholder approval or the consent of any Plan Participants.

21.  Notices.  All notices or other communications by a Participant to the Company under or in connection with the Plan will be deemed to have been duly given when received in the form and manner specified by the Company at the location, or by the person, designated by the Company for the receipt thereof.

22.  Conditions Upon Issuance of Shares.  Shares of Common Stock will not be issued with respect to an Option unless the exercise of such Option and the issuance and delivery of such shares pursuant thereto will comply with all applicable provisions of law, domestic or foreign, including the Securities Act, the Exchange Act and the requirements of any stock exchange upon which the shares may then be listed, and will be further subject to the approval of counsel for the Company with respect to such compliance. As a condition to the exercise of an Option, the Company may require the person exercising such Option to represent and warrant at the time of any such exercise that the shares are being purchased only for investment and without any present intention to sell or distribute such shares if, in the opinion of counsel for the Company, such a representation is required by any of the aforementioned applicable provisions of law.

23.  Term of Plan.  The Plan will become effective upon its adoption by the Board, but no Options shall be exercised unless and until the Plan has been approved by the stockholders of the Company, which approval shall be within twelve (12) months before or after its approval by the Board. The Plan will continue in effect until terminated in accordance with Section 20 or until no shares of Common Stock remain available for issuance under Section 13.

24.  Stockholder Approval.  The Plan will be subject to approval by the stockholders of the Company within twelve (12) months before or after the date the Plan is adopted by the Board. Such stockholder approval will be obtained in the manner and to the degree required under Applicable Laws.

25.  Covenants of the Company.  The Company shall seek to obtain from each federal, state, foreign or other regulatory commission or agency having jurisdiction over the Plan such authority as may be required to issue and sell shares of Common Stock upon exercise of the Options. If, after commercially reasonable efforts, the Company is unable to obtain the authority that counsel for the Company deems necessary for the lawful issuance and sale of Common Stock under the Plan, the Company shall be relieved from any liability for failure to issue and sell Common Stock upon exercise of such Options unless and until such authority is obtained.

26.  Not a Contract of Employment.  The Plan and Offerings do not constitute an employment contract. Nothing in the Plan or in any Offering shall in any way alter the at-will nature of a Participant’s employment or be deemed to create in any way whatsoever any obligation on the part of any Participant to continue in the employ of the Company or a Subsidiary, or on the part of the Company or a Subsidiary to continue the employment of a Participant.

27.  International Participants.  The Committee shall have the power and authority to allow any of the Company’s Subsidiaries other than Designated Subsidiaries to adopt and join in a portion of this Plan for employees of any such Subsidiary who are generally not subject to income taxation by the United States, and such portion is not intended to comply with Section 423 of the Code (the “Non-U.S. Portion”). If the Committee allows any Subsidiary other than a Designated Subsidiary to adopt the Non-U.S. Portion of the Plan, the Committee may allow certain employees of such Subsidiaries who work or reside outside of the United States an opportunity to acquire shares of Common Stock in accordance with such special terms and conditions as the Committee may adopt from time to time, which terms and conditions may modify the terms and conditions set forth elsewhere in this Plan. Any rights granted under the Non-U.S. Portion of the Plan must be limited to non-resident alien individuals employed by Subsidiaries that are not Designated Subsidiaries and operate outside the United States, such that the grant is treated under Section 1.409A-1(b)(8) of the Treasury Regulations as not providing deferred compensation for such individuals.

28.  Section 409A.  The Plan and the Options granted under the Plan are intended to be exempt from the application of Section 409A of the Code under Treasury Regulation Section 1.409A-1(b)(5)(ii) and, to the extent not so exempt, to comply with the requirements of Section 409A of the Code, and any ambiguity in the terms of the Plan and any Option shall be construed and interpreted in accordance with such intent. Notwithstanding any provision of the Plan to the contrary, in no event shall the Administrator, the Company or any Designated Subsidiary have any liability to any Participant (or any other person) due to the failure of the Plan or any Option to satisfy the requirements of Section 409A of the Code or any other Applicable Laws, and each Participant shall be solely responsible for any and all tax consequences to such Participant under the Plan.

29.  Compensation Recovery Policy.  Notwithstanding any provision of the Plan to the contrary, each Option and any shares of Common Stock (and any proceeds from the disposition thereof) acquired under the Plan shall be subject to reduction, forfeiture, recoupment or recovery by the Company to the extent required to comply with any clawback or compensation recovery policy adopted by the Company, as such policy may be in effect and amended from time to time (including any such policy adopted to comply with the applicable rules of any stock exchange or quotation system on which the Common Stock is listed and Rule 10D-1 under the Exchange Act), and any other Applicable Laws relating to the recovery of compensation. By participating in the Plan, each Participant consents to be bound by the terms of any such policy and agrees to cooperate fully with the Administrator to effectuate any recovery required thereunder.

30.  Governing Law.  The provisions of the Plan shall be governed by the laws of the State of Delaware without resort to that state’s conflicts of laws rules.

EXHIBIT A to 2027 Employee Stock Purchase Plan

AYTU BIOPHARMA, INC.

2027 EMPLOYEE STOCK PURCHASE PLAN

SUBSCRIPTION AGREEMENT

_____ Original Application    Offering Date: ________________

_____ Change in Payroll Deduction Rate

1.

I, ____________________________, hereby elect to participate in the Aytu BioPharma, Inc. 2027 Employee Stock Purchase Plan (the “Plan”), and subscribe to purchase shares of the Company’s Common Stock in accordance with this Subscription Agreement and the Plan.

2.

I hereby authorize payroll deductions from each paycheck in the amount of ____% of my Compensation on each payday (from 0% to 30%) during the Offering Period in accordance with the Plan. (Please note that no fractional percentages are permitted.)

3.

I understand that said payroll deductions will be accumulated for the purchase of shares of Common Stock at the applicable Purchase Price determined in accordance with the Plan. I understand that if I do not withdraw from an Offering Period, any accumulated payroll deductions will be used to automatically exercise my option and purchase Common Stock under the Plan.

4.	I have received a copy of the complete Plan and its accompanying prospectus. I understand that my participation in the Plan is in all respects subject to the terms of the Plan.

5.	Shares of Common Stock purchased for me under the Plan should be issued in my name.

6.

I understand that if I dispose of any shares received by me pursuant to the Plan within two (2) years after the Offering Date or one (1) year after the Exercise Date, I will be treated for federal income tax purposes as having received ordinary income at the time of such disposition in an amount equal to the excess of the fair market value of the shares at the time such shares were purchased by me over the price which I paid for the shares. I hereby agree to notify the Company in writing within thirty (30) days after the date of any such disposition of my shares.

7.	I hereby agree to be bound by the terms of the Plan and the applicable Offering document. The effectiveness of this Subscription Agreement is dependent upon my eligibility to participate in the Plan.

I UNDERSTAND THAT THIS SUBSCRIPTION AGREEMENT WILL REMAIN IN EFFECT THROUGHOUT SUCCESSIVE OFFERING PERIODS UNLESS TERMINATED BY ME.

Dated: ____________________    ________________________________

                             Signature of Employee

EXHIBIT B to 2027 Employee Stock Purchase Plan

AYTU BIOPHARMA, INC.

2027 EMPLOYEE STOCK PURCHASE PLAN

NOTICE OF WITHDRAWAL

The undersigned Participant in the Offering Period of the Aytu BioPharma, Inc. 2027 Employee Stock Purchase Plan (the “Plan”) that began on ____________________ (the “Offering Date”), hereby notifies the Company that the Participant hereby withdraws from the Offering Period. The Participant hereby directs the Company to pay to the undersigned as promptly as practicable all of the payroll deductions credited to his or her account with respect to such Offering Period. The undersigned understands and agrees that his or her option for such Offering Period will be automatically terminated. The undersigned understands further that no further payroll deductions will be made for the purchase of shares in the current Offering Period and the undersigned will be eligible to participate in succeeding Offering Periods only by delivering to the Company a new Subscription Agreement.

Name: ________________________________

Address: ________________________________

Signature: ________________________________

Date: ________________________________

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VIEW MATERIALS & VOTE

VOTE BY INTERNET - www.proxyvote.com or scan the QR Barcode above
Use the Internet to transmit your voting instructions and for electronic delivery of information. Vote by 11:59 p.m. Eastern time on December 9, 2026. Have your proxy card in hand when you access the web site and follow the instructions to obtain your records and to create an electronic voting instruction form.

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VOTE AT THE ANNUAL MEETING OF STOCKHOLDERS
You may attend the meeting and vote during the meeting. The Annual Meeting will be held in person only at 7900 East Union Avenue, Suite 920, Denver, Colorado 80237. There is no virtual option. To attend, you must pre-register by 11:59 p.m. Eastern time on December 9, 2026, using the "Attend the Meeting" link at www.proxyvote.com. If you attend, you will need to request a ballot to vote your shares at the meeting. Beneficial owners must obtain a legal proxy from their broker, bank or other nominee to vote in person.

ELECTRONIC DELIVERY OF FUTURE PROXY MATERIALS
If you would like to reduce the costs incurred by our company in mailing proxy materials, you can consent to receiving all future proxy statements, proxy cards and annual reports electronically via e-mail or the Internet. To sign up for electronic delivery, please follow the instructions above to vote using the Internet and, when prompted, indicate that you agree to receive or access proxy materials electronically in future years.

TO VOTE, MARK BLOCKS BELOW IN BLUE OR BLACK INK AS FOLLOWS:

T04608-P58726 — KEEP THIS PORTION FOR YOUR RECORDS

THIS PROXY CARD IS VALID ONLY WHEN SIGNED AND DATED. — DETACH AND RETURN THIS PORTION ONLY

AYTU BIOPHARMA, INC.

The Board of Directors recommends you vote FOR the following:

1. The election as director of the nominees listed below.

Nominees:	For	Withhold
1a. Joshua R. Disbrow	☐	☐
1b. John A. Donofrio, Jr.	☐	☐
1c. Carl C. Dockery	☐	☐
1d. Abhinav "Abi" Jain	☐	☐
1e. Vivian H. Liu	☐	☐

NOTE: Such other business as may properly come before the annual meeting of stockholders or any adjournment or postponement thereof.

Please sign exactly as your name(s) appear(s) hereon. When signing as attorney, executor, administrator, or other fiduciary, please give full title as such. Joint owners should each sign personally. All holders must sign. If a corporation or partnership, please sign in full corporate or partnership name by authorized officer.

Signature [PLEASE SIGN WITHIN BOX]	Date	Signature (Joint Owners)	Date

Important Notice Regarding the Availability of Proxy Materials for the Annual Meeting of Stockholders:
The Notice and Proxy Statement and Form 10-K are available at www.proxyvote.com.

T04609-P58726

AYTU BIOPHARMA, INC.
ANNUAL MEETING OF STOCKHOLDERS
DECEMBER 10, 2026, AT 10:00 A.M. MOUNTAIN TIME
THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS

The undersigned hereby appoints Joshua R. Disbrow and Ryan J. Selhorn as proxies, each with full power of substitution, to represent and vote, as designated on the reverse side, all the shares of common stock of Aytu BioPharma, Inc. held of record by the undersigned on October 13, 2026, at the annual meeting of stockholders to be held at the office of Aytu BioPharma, Inc. at 7900 East Union Avenue, Suite 920, Denver, Colorado 80237 on December 10, 2026, at 10:00 a.m. Mountain time or any adjournment or postponement thereof.

This proxy, when properly executed, will be voted in the manner directed herein. If no such direction is made, this proxy will be voted in accordance with the Board of Directors' recommendations.

Continued and to be signed on reverse side